EXHIBIT 10.67

                             EXECUTION  COPY





     STOCK  PURCHASE  AGREEMENT

          BY  AND  BETWEEN

      TRITON  ENERGY  LIMITED

              AND

        HM4  TRITON,  L.P.




 8%  CONVERTIBLE  PREFERENCE  SHARES
     (PAR  VALUE  $.01  PER  SHARE)




          AUGUST  31,  1998






                                    ARTICLE I

                                   DEFINITIONS
                                   -----------



Section 1.1   Definitions                                            1
              -----------
Section 1.2   References and Titles                                 10
              ---------------------

                                   ARTICLE II

                        PURCHASE OF 8% PREFERENCE SHARES
                        --------------------------------

Section 2.1   Purchase of Shares                                    11
              ------------------

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

Section 3.1   Representations and Warranties of the Company         12
              ---------------------------------------------
Section 3.2   Representations and Warranties of Purchaser           29
              -------------------------------------------

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

Section 4.1   Furnishing of Information                             32
              -------------------------
Section 4.2   Rights Offering                                       32
              ---------------
Section 4.3   Stock Exchange Listing                                33
              ----------------------
Section 4.4   Registration Statement                                33
              ----------------------
Section 4.5   Affirmative Covenants of the Company                  34
              ------------------------------------
Section 4.6   Negative Covenants of the Company                     35
              ---------------------------------
Section 4.7   Approvals                                             37
              ---------
Section 4.8   Shareholders Agreement                                37
              ----------------------
Section 4.9   Preferred Stock Authorization                         37
              -----------------------------
Section 4.10  HSR Act Notification                                  37
              --------------------
Section 4.11  Indemnification of Directors and Officers; Insurance  37
              ----------------------------------------------------
Section 4.13  Notification of Certain Matters                       40
              -------------------------------
Section 4.14  Board of Directors                                    40
              ------------------
Section 4.15  Financial Advisory Agreement; Commitment Fee          41
              --------------------------------------------

                                  ARTICLE V

                       CONDITIONS PRECEDENT TO CLOSING
                       -------------------------------


Section 5.1   Conditions Precedent to Each Party's Obligation       41
              -----------------------------------------------
Section 5.2   Conditions Precedent to Obligation of Purchaser
              at the First Closing                                  41
              -----------------------------------------------
Section 5.3   Conditions Precedent to Obligations of Company
              at the First Closing                                  43
              -----------------------------------------------
Section 5.4   Conditions Precedent to Obligation of Purchaser
              at the Second Closing                                 43
              -----------------------------------------------
Section 5.5   Conditions Precedent to Obligations of Company
              at the Second Closing                                 45
              -----------------------------------------------

                                  ARTICLE VI

                                   CLOSINGS
                                   --------

Section 6.1   Closings                                              46
              --------
Section 6.2   Actions to Occur at the First Closing                 46
              -------------------------------------
Section 6.3   Actions to Occur at the Second Closing                47
              --------------------------------------

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

Section 7.1   Termination                                           48
              -----------
Section 7.2   Effect of Termination                                 50
              ---------------------

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

Section 8.1   Indemnification of Purchaser                          50
              ----------------------------
Section 8.2   Indemnification of Company                            50
              --------------------------
Section 8.3   Defense of Third-Party Claims                         50
              -----------------------------
Section 8.4   Direct Claims                                         52
              -------------
Section 8.5   Special Provisions Regarding Indemnity                52
              --------------------------------------
Section 8.6   Tax Related Adjustments                               52
              -----------------------

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 ---------------

Section 9.1   Survival of Provisions                                53
              ----------------------
Section 9.2   No Waiver; Modification in Writing                    53
              ----------------------------------
Section 9.3   Specific Performance                                  54
              --------------------
Section 9.4   Severability                                          54
              ------------
Section 9.5   Fees and Expenses                                     54
              -----------------
Section 9.6   Parties in Interest                                   56
              -------------------
Section 9.7   Notices                                               56
              -------
Section 9.8   Counterparts                                          57
              ------------
Section 9.9   Entire Agreement                                      57
              ----------------
Section 9.10  Governing Law                                         57
              -------------
Section 9.11  Public Announcements                                  58
              --------------------
Section 9.12  Assignment                                            58
              ----------
Section 9.13  Director and Officer Liability                        58
              ------------------------------
Section 9.14  Headings                                              58
              --------

                                EXHIBITS

Exhibit  A          Form  of  Financial  Advisory  Agreement
Exhibit  B          Form  of  Monitoring  and  Oversight  Agreement
Exhibit  C          Form  of  Preferred  Stock  Authorization
Exhibit  D          Form  of  Shareholders  Agreement
Exhibit  E          Form  of  Indemnification  Agreement
Exhibit  F-1        Form  of  Legal Opinion of Robert Holland, General Counsel
                    to  the  Company
Exhibit  F-2        Form  of  Legal  Opinion  of  W.  S.  Walker  &  Co.
Exhibit  F-3        Form  of  Legal  Opinion  of  Hunter  &  Hunter

     STOCK  PURCHASE  AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of August 31, 1998, by and between Triton Energy Limited, a Cayman Islands company (the "Company"), and HM4 Triton,
                                                      -------
L.P., a Cayman Islands exempted limited partnership (together with its permitted assigns, "Purchaser").
           ---------

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE  I

                                 DEFINITIONS
                                 -----------

     Section 1.1     Definitions.  As used in this Agreement,
                     -----------
and unless the context requires a different meaning, the following terms have the meanings indicated:

     "5%  Preference  Shares"  has  the  meaning set forth in Section 3.1(c)(i).

     "5% Preference Shares Authorization" has the meaning set forth in Section 3.1(c)(iii).

     "8% Preference Shares" means the Company's 8% Convertible Preference Shares, par value $.01 per share.

     "Additional  D&O  Policies"  has  the meaning set forth in Section 4.11(b).

     "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Agreement" means this Stock Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     "Approval" means any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration or any waiver of the foregoing, or any notice, statement or other communication required to be filed with, delivered to or obtained from any Governmental Entity or any other Person.

     "Articles of Association" means the Company's Articles of Association, as amended from time to time.

     "Asset Value" shall mean the consideration to be paid for such asset by the acquiring Person in a bona fide arms-length transaction with a non-Affiliate third party, including all debt assumed as part of such transaction or to which the assets subject to such transaction remain subject and which remains outstanding  immediately  following such transaction; provided, however, that if
                                                      --------  -------
the consideration is payable in whole or in part in property (which term shall include the securities of any issuer other than the Company) other than cash, the fair market value of such property shall be determined as follows: (i) if such property consists of securities, such value shall be the Current Market Price of such securities and (ii) such value of property other than securities shall be determined by the Company and HMCo in good faith or, if the Company and HMCo do not agree on the fair market value of such property within five (5) Business Days after HMCo's receipt of a copy of the written offer to purchase such assets describing and quantifying the non-cash consideration to be paid for such assets, then the Company and HMCo shall select one nationally recognized independent appraiser (with each of the Company and HMCo bearing one-half of the expense of such appraiser) to determine the fair market value of that property and the appraised fair market value of that property as determined by such appraiser shall be deemed the fair market value of that property.

     "Authorized  Preferred  Stock"  has  the  meaning  set  forth  in  Section
3.1(c)(i).

     "Benefit  Plan"  has  the  meaning  set  forth  in  Section  3.1(o).

     "Board"  means  the  Board  of  Directors  of  the  Company.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York or Dallas, Texas generally are authorized or required by law or other government actions to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     "Closings"  has  the  meaning  provided  therefor  in  Section  6.1.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

     "Common Stock" means the Company's ordinary shares, par value $.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.

     "Company"  has  the meaning set forth in the introductory paragraph hereof.

     "Company  Disclosure  Schedule"  has  the meaning set forth in Section 3.1.

     "Company Indemnified Costs" means (i) any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Company Indemnified Parties incurs and that arise out of or result from any breach or default by Purchaser of any of the representations or warranties under this Agreement or any other Transaction Documents and (ii) any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Company Indemnified Parties incurs and that arise out of or result from any breach by Purchaser of any of the covenants or agreements under this Agreement or any other Transaction Documents.

     "Company  Interests"  means:

     (a) all rights, titles, interests, tenements, hereditaments, appurtenances, benefits and privileges of the Company or any of its Subsidiaries in, to and under the Concession Area, the Material Oil and Gas Contracts, the other Contract Interests and all material personal property, improvements, lease and well equipment, easements, permits, servitudes, rights of way and surface rights associated therewith, if any; and

     (b) all material files, records and data owned by, or in the actual or constructive possession of, the Company or any of its Subsidiaries relating to the Company, any of its Subsidiaries, the Concession Area, the Material Oil and Gas Contracts, the Contract Interests or any other Company Interest, including all material title records, geological, geophysical and seismic records, data and information, production records, electric logs, core data, pressure data and other related matters of a non-interpretive nature associated therewith.

     "Company  Options"  has  the  meaning  set  forth  in  Section  3.1(c)(iv).

     "Company  SEC  Documents"  has  the meaning set forth in Section 3.1(e)(i).

     "Concession Area" means the geographic areas or regions covered by or subject to the Material Oil and Gas Contracts.

     "Contract Interests" means the Material Oil and Gas Contracts and any and all existing oil and gas processing contracts, casinghead gas contracts, joint venture agreements, seismic exploration agreements, area of mutual interest agreements, saltwater disposal agreements, commingling agreements, sales agreements, transportation agreements, pipeline agreements, and other contracts, agreements and instruments (including the penalty provisions thereof and future interests, reversionary rights and deferred interests) and orders relating thereto, to which the Company or any Subsidiary is a party or otherwise bound which relate to the Concession Area or to the exploration for or development, production or transportation of oil, gas or petroleum from or attributable to the Concession Area.

     "Contracts" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which the Company or any of its Subsidiaries is a party or is otherwise bound.

     "Credit Agreements" means, collectively, (i) that certain Credit Agreement between the Company and Soci t G n rale, Southwest Agency, dated October 8, 1997, as amended, (ii) that certain Credit Agreement between the Company and Barclays Bank PLC, dated November 26, 1997, as amended, (iii) that certain Credit Agreement between the Company and Toronto Dominion (Texas), Inc., dated November 26, 1997, as amended, (iv) that certain Credit Agreement between the Company and Union Bank of California, N.A., dated December 31, 1997, as amended,
(v) that certain Credit Agreement between the Company and Credit Suisse First Boston, dated February 9, 1998, as amended, and (vi) that certain Demand Promissory Note with Banque Paribas dated September 15, 1997.

     "Cure  Period"  has  the  meaning  set  forth  in  Section  7.1(b)(i).

     "Current Market Price" of Common Stock or any other class of stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE")
                                                                          ----
or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on The Nasdaq Stock Market or, if such security is not quoted  on  The  Nasdaq  Stock  Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ")
                                                                        ------
or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors or, if no such market is regularly made, as determined by a majority of the Board of Directors based on advice of an independent appraiser selected by a majority of the Board of Directors.

     "Debt", without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company or its Subsidiaries, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of the Company or its Subsidiaries for the payment of the purchase price of property or assets purchased, (c) all obligations of the Company or its Subsidiaries to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (d) any outstanding reimbursement obligation of the Company or its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company or its Subsidiaries, (e) any payment obligation of the Company or its Subsidiaries under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by the Company or its Subsidiaries, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company or its Subsidiaries in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, (h) all other short-term and long-term liabilities of the Company or its Subsidiaries of any nature and (i) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by the Transaction Documents regardless if any of such are actually paid.

     "Environmental  Laws"  has  the  meaning  set  forth  in Section 3.1(r)(A).

     "ERISA"  has  the  meaning  set  forth  in  Section  3.1(o).

     "Excess  Shares"  has  the  meaning  set  forth  in  Section  4.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Financial Advisory Agreement" means that certain Financial Advisory Agreement between the Company and HMCo in the form of Exhibit A hereto.

     "First  Closing"  has  the  meaning  set  forth  in  Section  6.1.

     "First  Closing  Date"  has  the  meaning  set  forth  in  Section  6.1.

     "GAAP"  has  the  meaning  set  forth  in  Section  3.1(e)(ii).

     "Governmental Entity" means any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise, (ii) federal, state or local, or (iii) domestic or foreign.

     "Hazardous  Materials"  has  the  meaning  set  forth in Section 3.1(r)(B).

     "HMCo"  has  the  meaning  set  forth  in  Section  4.16.

     "HSR Act" has the meaning set forth in Section 3.1(d)(iii) of this Agreement.

     "Indemnification  Agreement"  has the meaning set forth in Section 4.11(a).

     "Indemnified  Parties"  means  the  Purchaser  Indemnified  Parties  or the
Company  Indemnified  Parties,  as  the  case  may  be.

     "Indemnifying Party" means any person who is obligated to provide indemnification hereunder.

     "Indenture" means that certain Amended and Restated Senior Indenture between the Company and The Chase Manhattan Bank, as Trustee, dated as of July 25, 1997, together with the Amended and Restated First Supplemental Indenture, dated as of July 25, 1997, with respect to $200,000,000 aggregate principal amount of 8 % Senior Notes due 2002, and the Amended and Restated Second Supplemental Indenture, dated as of July 25, 1997, with respect to $200,000,000 aggregate principal amount of 9 % Senior Notes due 2005.

     "Initial Shares" means the 1,822,500 Shares to be purchased and sold at the First Closing.

     "Intangible  Property"  has  the  meaning  set  forth  in  Section  3.1(q).

     "knowledge"  has  the  meaning  set  forth  in  Section  3.1(j)(v).

     "Law" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "Litigation"  has  the  meaning  set  forth  in  Section  3.1(k).

     "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event or occurrence that is materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and its Subsidiaries taken as a whole , but excluding any such effect, change, event or occurrence resulting from or relating to (i) changes in general economic conditions or (ii) effects, changes, events or occurrences in the Company's industry generally (including without limitation any regulatory changes or changes in prices for oil or gas), in each case which do not have a materially disproportionate effect on the business, operations or properties of the Company or its Subsidiaries as compared to general economic conditions or the Company's industry as a whole, respectively.

     "Material  Contracts"  has  the  meaning  given  it  in Section 3.1(l)(ii).

     "Material Oil and Gas Contracts" means the following agreements as in effect on the date hereof and as the same may hereafter be modified, amended, supplemented or restated: (A) Contract for Exploration and Exploitation for Santiago de Atalayas I with an effective date of July 1, 1982, between Triton Columbia, Inc. ("TCI") and Empressa Colombiana De Petroleos; (B) Contract for
                   ---
Exploration and Exploitation for Tauramena with an effective date of July 4, 1988, between TCI and Empressa Colombiana De Petroleos; (C) Rio Chitamena Association Contract between Empressa Colombiana De Petroleos and Total Exploration En Produktie Maatschappij B.V., dated December 3, 1990; (D) Contract between Malaysia-Thailand Joint Authority and Petronas Carigali (JDA) SDN. BHD. and Triton Oil Company of Thailand dated as of April 21, 1994, relating to Exploration and Exploitation of Petroleum for Malaysia-Thailand Joint Development Area Block A-18; and (E) the joint operating agreements relating to the foregoing (A) through (D).

     "Memorandum of Association" means the Company's Memorandum of Association, as amended from time to time.

     "Monitoring Agreement" means that certain Monitoring and Oversight Agreement to be entered into between the Company and HMCo in the form of Exhibit
                                                                         -------
B  hereto.

     "NYSE"  means  the  New  York  Stock  Exchange.

     "NYSE  Approval"  has  the  meaning  set  forth  in  Section  4.3.

     "Oil and Gas Properties" means leasehold and other interests in oil, gas and other mineral properties owned or otherwise held in the name of the Company or any of its Subsidiaries.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Permitted  Liens"  has  the  meaning  set  forth  in  Section  3.1(n).

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Stock Authorization" means the unanimous written consent of the Board creating, authorizing and providing for the issuance of the 8% Preference Shares, in the form of Exhibit C.
                            ----------

     "Purchase  Price"  has  the  meaning  set  forth  in  Section  2.1(b).

     "Purchaser" has the meaning set forth in the introductory paragraph hereto.

     "Purchaser  Designees"  has  the  meaning  set  forth  in  Section 4.11(a).

     "Purchaser Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Purchaser Indemnified Parties incurs and that arise out of or result from (i) any breach or default by the Company of any of the representations or warranties under this Agreement or any other Transaction Documents, (ii) any breach by the Company of any of the covenants or agreements (other than breaches of covenants to be performed by the Company after the Closing) of the Company under this Agreement or any other Transaction Documents or (iii) any litigation or proceedings brought by any shareholder of the Company (whether such action is brought in such shareholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement or any other Transaction Documents.

     "Purchaser Indemnified Parties" means Purchaser and each officer, director, employee, stockholder, partner, member and Affiliate of Purchaser.

     "Purchaser's Expenses" means all reasonable out-of-pocket fees, costs and expenses incurred by Purchaser in connection with its due diligence efforts or the transactions contemplated by this Agreement and the other Transaction Documents, including (i) fees, costs and expenses of its accountants, counsel, financial advisors and other similar advisors and (ii) fees paid to any Governmental Entity but excluding any commitment, underwriting fee or similar fees paid by Purchaser to any third party lender or underwriter in connection with any debt financing obtained by Purchaser with respect to the transactions contemplated by this Agreement.

     "Registration  Statement"  has  the  meaning  set  forth  in  Section  4.4.

     "Release"  has  the  meaning  set  forth  in  Section  3.1(r)(C).

     "Remaining Shares" means the Shares purchased and sold at the Second Closing, including 8% Preference Shares purchased by Purchaser pursuant to Rights held by Purchaser.

     "Remedial  Action"  has  the  meaning  set  forth  in  Section  3.1(r)(D).

     "Reserve Report" means the Appraisal Report as of December 31, 1997 on Certain Properties owned by Triton Colombia Incorporated in Colombia prepared by DeGolyer and MacNaughton with respect to the Cusiana and Cupiagua Fields in Colombia and the End-1997 Reserves Report of Carigali-Triton Operating Company with respect to Block A-18 in the Malaysia-Thailand Joint Development Area estimating the proved reserves attributable to the Cakirawala, Suriya, Bulan, Bumi East, Senja, Samudra and Wira fields as of December 31, 1997 and described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     "Rights"  has  the  meaning  set  forth  in  Section  4.2(a).

     "Rights  Agreement"  has  the  meaning  set  forth  in  Section  3.1(u).

     "Rights  Offering"  has  the  meaning  set  forth  in  Section  4.2(a).

     "Rights  Offering  Documents"  has the meaning set forth in Section 4.2(b).

     "Rule 144" means Rule 144 under the Securities Act of 1933, as amended, and any successor rule thereto.

     "Sale Transaction" means (a) the acquisition (by direct issuance from the Company, from existing securityholders or otherwise) by any Person or group of Persons deemed a "person" under Section 13(a)(3) of the Exchange Act of beneficial ownership of securities representing a majority of the combined voting power of the outstanding securities of the Company entitled to vote , generally or as a separate class or series or together with one or more class or series of shares or stock, in the election of directors of the Company, the result of which would result in such Person or Persons (or group) having the ability to elect a majority of the Board of Directors, (b) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction involving the Company (unless the holders of the outstanding securities of the Company entitled to vote in the election of directors prior to such transaction continue to own securities of the entity resulting from or surviving such transaction (a "Surviving Entity") entitled to vote in the
                                   -----------------
election of directors sufficient to allow holders to elect a majority of the board of directors of the Surviving Entity upon the completion of such transaction) or (c) a sale or other disposition (in a single transaction or a series of related transactions) of assets with an Asset Value in excess of 50% of the market value of the assets of the Company and its Subsidiaries as a whole; provided, however, such term shall not include the transactions
        --------   -------
contemplated  by  this  Agreement  or  any  other  Transaction  Documents.

     "SEC"  means  the  Securities  and  Exchange  Commission.

     "Second  Closing"  has  the  meaning  set  forth  in  Section  6.1.

     "Second  Closing  Date"  has  the  meaning  set  forth  in  Section  6.1.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Notes" means, collectively, (i) $200,000,000 in aggregate principal amount of 8 % Senior Notes due 2002, and (ii) $200,000,000 in aggregate principal amount of 9 % Senior Notes due 2005.

     "Shareholder Litigation" means each of the pending class action proceedings styled as Birdie Capital Corporation and Jonathan Schwartz v. Triton Energy, Limited., et al., Ken Bortner v. Triton Energy, Limited., et al., D. H. Lee, Jr.
v. Triton Energy, Limited, et al., North River Trading Co. L.L.C. v. Triton Energy, Limited, et al., Richard Strauss and Michael Brown v. Triton Energy, Limited., et al., Richard L. Zorn v. Triton Energy, Limited., et al., and any and all additional claims, actions, suits or proceedings relating to the same set of facts or circumstances, or otherwise containing substantially the same allegations, as such proceedings.

     "Shareholders Agreement" means the Shareholders Agreement between the Company and Purchaser, substantially in the form attached hereto as Exhibit D.
                                                                      ---------

     "Shares" means the shares of 8% Preference Shares purchased by Purchaser pursuant to this Agreement.

     "Stock Plans" means the Company's (i) 1981 Employee Non-Qualified Stock Option Plan, as amended, (ii) 1985 Stock Option Plan, as amended, (iii) 1988 Stock Appreciation Rights Plan, (iv) 1989 Stock Option Plan, as amended, (v) Second Amended and Restated 1992 Stock Option Plan, (vi) Amended and Restated 1985 Restricted Stock Plan, as amended, (vii) 1997 Share Compensation Plan and
(viii)  Triton  Resources  (UK)  Limited  Share  Option  Scheme.

     "Subsidiary" means, (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and another Subsidiary, or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. For purposes of this Agreement, Triton International Oil Corporation shall be deemed a Subsidiary of the Company.

     "Tax"  or  "Taxes"  has  the  meaning  set  forth  in  Section  3.1(n).

     "Tax  Return"  has  the  meaning  set  forth  in  Section  3.1(n)  hereof.

     "Termination  Fee"  has  the  meaning  set  forth  in  Section  9.5(c).

     "Transaction Documents" means this Agreement, the Preferred Stock Authorization, the Shareholders Agreement and any other documents executed in connection herewith or therewith.

     "Transfer"  has  the  meaning  set  forth  in  Section  3.2(e).

     "Underlying Shares" means the shares of Common Stock issuable upon conversion or exchange of the Shares.

     "Unsubscribed Shares" shall mean the number of shares of 8% Preference Shares for which the holders of Rights shall not have subscribed, either pursuant to their basic or oversubscription privileges, during the period of time in which holders of Rights may exercise Rights to purchase 8% Preference Shares in the Rights Offering.

     Section  1.2 References and Titles.
                  ---------------------
All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

                                   ARTICLE II

                       PURCHASE  OF  8%  PREFERENCE  SHARES
                       ------------------------------------

     Section  2.1   Purchase  of  Shares.
                    --------------------

     (a) Subject to the terms and conditions herein set forth, the Company will sell to Purchaser, and Purchaser will purchase from the Company, at the times indicated below, a number of shares of 8% Preference Shares equal to the sum of the following:

     (i)     at  the  First  Closing,  1,822,500  Shares;  and

     (ii) at the Second Closing, a number of 8% Preference Shares equal to the sum of (A) Purchaser's pro rata portion of 8% Preference Shares offered in the Rights Offering and (B) all Unsubscribed Shares; provided that Purchaser
                                                         --------
shall not be required to purchase more than 3,177,500 8% Preference Shares at the Second Closing.

     (b) The aggregate purchase price payable for the 8% Preference Shares at each Closing shall be equal to $70.00 multiplied by the total number of 8% Preference Shares purchased by the Purchaser at such Closing (the "Purchase
                                                                        --------
Price").
-----

     (c) Delivery of the Shares shall be made at each Closing by delivery to Purchaser, against payment of the Purchase Price therefor as provided herein, of a share certificate representing the total number of Shares to be purchased at such Closing by Purchaser hereunder.

     (d) Payment of the Purchase Price for the Shares to be purchased hereunder shall be made by or on behalf of Purchaser by wire transfer of immediately available funds to an account of the Company (the number for which account shall have been furnished to Purchaser at least two Business Days prior to the applicable Closing Date).

                                  ARTICLE  III

                           REPRESENTATIONS  AND  WARRANTIES
                           --------------------------------

     Section  3.1     Representations  and  Warranties  of  the  Company
                        --------------------------------------------------
The Company represents and warrants to Purchaser as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by the Company to Purchaser on or prior to the date of this Agreement (the "Company Disclosure Schedule") and made
                                    -----------------------------
a  part  hereof  by  reference):


     (a)     Organization,  Standing  and  Power
            -----------------------------------
Each of the Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other such entity power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered (or, in the case of the Company's Subsidiaries, made available) to Purchaser prior to the execution of this Agreement complete and correct copies of its Memorandum of Association and Articles of Association, as in effect on the date of this Agreement.

     (b)     Subsidiaries.  Schedule  3.1(b)(i)  of  the  Company  Disclosure
             ------------   -------------------
Schedule sets forth a true and complete list, as of the date hereof, of each Subsidiary of the Company, together with the jurisdiction of incorporation or organization and the percentage of each Subsidiary's outstanding share capital (or other voting or equity securities or interests, as applicable) owned by the Company or another Subsidiary of the Company. Except as set forth in Schedule
                                                                        --------
3.1(b)(ii)  of  the  Company  Disclosure Schedule, all the outstanding shares of
 ---------
share capital (or other voting or equity securities or interests, as applicable) of each Subsidiary of the Company have been validly issued and (with respect to corporate Subsidiaries) are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens except for Permitted liens. Except for the shares or capital stock of its Subsidiaries and the partnership interests listed in Schedule 3.1(b)(iii) of the Company Disclosure
                                  --------------------
Schedule, as of the date hereof, the Company does not own, directly or indirectly, any share or capital stock (or other voting or equity securities or interests, as applicable) of any corporation, limited liability company, partnership, joint venture or other entity which is material to the business of the Company and its Subsidiaries taken as a whole.

          (c)     Capital  Structure.
                  ------------------

      (i) The authorized shares of Company consists of 200,000,000 shares of Common Stock and 20,000,000 shares of other classes to be determined upon the creation thereof by the Board (the "Authorized Preferred Stock"), of which, as
                                      --------------------------
of the date of this Agreement, (A) 36,636,452 shares of Common Stock are issued and outstanding, (B0 420,000 shares of Authorized Preferred Stock are designated as 5% Convertible Preference Shares, par value $.01 per share (the "5%
                                                                              --
Preference  Shares"),  each  of  which  is  convertible into one share of Common
------------------
Stock, 209,639 shares of which are issued and outstanding, (C) 200,000 shares of the Authorized Preferred Stock are designated as Series A Junior Participating Preference Shares, no shares of which are issued and outstanding, (D) 91 shares of Common Stock are held by the Company in its treasury and (E) no shares of Common Stock are held by any of the Company's Subsidiaries. Except as described above in this Section 3.1(c)(i), the Company has no authorized, issued or outstanding shares or Capital Stock.

     (ii) As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which holders of Common Stock or Authorized Preferred Stock may vote, including without limitation the transactions contemplated by this Agreement and the other Transaction Documents.

     (iii) Giving effect to the applicable provisions of the Articles of Association, the Preferred Stock Authorization, the unanimous written consent of the Board authorizing the 5% Preference Shares (the "5% Preference Shares
                                                            --------------------
Authorization")  and  all  other  instruments affecting the rights of holders of
-------------
shares or capital stock of the Company to which the Company is a party or is bound (which, if any, other than the Articles of Association, the Preferred Stock Authorization. the 5% Preference Shares Authorization and the other Transaction Documents, are set forth in Schedule 3.1(c)(iii) or Schedule
                                              ---------------------     --------
3.1(c)(vi)  of  the Company Disclosure Schedule), upon issuance each outstanding
----------
Share will be convertible into four shares of Common Stock; there are no restrictions or limitations, contractual or otherwise, binding upon the Company or to which the Company is subject that prohibit or limit the enforceability of the terms and provisions of the Preferred Stock Authorization or, except as set forth in the Preferred Stock Authorization, will prohibit or limit the right of a holder of Shares to convert Shares into shares of Common Stock; and the conversion of any Shares into shares of Common Stock will not violate or result in or constitute a default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the Company is a party or by which it or any of its properties or assets are bound;

     (iv) There are no outstanding warrants, share or stock options, share or stock appreciation rights or other rights to receive any shares or capital stock of the Company or any of its Subsidiaries granted under the Stock Plans or otherwise, except as set forth in Schedule 3.1(c)(iv) of the Company Disclosure
                                   -------------------
Schedule (such warrants, share or stock options, shares or stock appreciation rights or other rights disclosed thereon, collectively, the "Company Options").
                                                              ---------------
Except for the Company Options and 5% Preference Shares (as to which no more than 209,639 shares of Common Stock and no shares or stock of any other class or series of the Company are issuable upon exercise or conversion thereof) and, except  as  set  forth above or in Schedule 3.1(c)(iv) of the Company Disclosure
                                   -------------------
Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or stock (or other voting or equity securities or interests, as applicable) of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the 5% Preference Shares Authorization and in Schedule 3.1(c)(iv) of the
                                                      -------------------
Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries.

     (v) All outstanding shares (or other voting or equity securities or interests, as applicable) of the Company and its Subsidiaries are, and all shares which may be issued upon conversion of the 8% Preference Shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

     (vi) Except as contemplated hereby or in the other Transaction Documents or as set forth in Schedule 3.1(c)(vi) of the Company Disclosure
                                   -------------------
Schedule, there are not as of the date hereof and there will not be at the time of either Closing any shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations to which the Company or any Subsidiary is a party or bound with respect to the voting or disposition of any shares or stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries and, to the Company's knowledge, as of the date hereof, there are no other shareholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations among the shareholders of the Company with respect to the voting or disposition of any shares or stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries.

     (d)     Authority;  No  Violations; Approvals
             -------------------------------------

     (i) The Board of Directors has approved this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and declared this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby to be in the best interests of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate each of the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents and the consummation of each of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and each of the other Transaction Documents has been duly executed and delivered by the Company and the Preferred Stock Authorization has been duly adopted by the Board of Directors in accordance with applicable law. Each of the Preferred Stock Authorization and, assuming this Agreement and each of the other Transaction Documents to which Purchaser is a party constitute the valid and binding obligations of Purchaser, this Agreement and each of the other Transaction Documents constitutes a valid and binding obligation of Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (ii)     Except  as  set  forth  in  Schedule  3.1(d)(ii)  of the Company
                                            --------------------
Disclosure Schedule, the execution and delivery of this Agreement and each of the other Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, require the consent of any other party to or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Memorandum of Association and Articles of Association or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement (including the Material Oil and Gas Contracts) to which the Company or any of its Subsidiaries is a party or otherwise is bound or by which any of them or their respective properties are bound or any Approval applicable to the Company or any of its Subsidiaries, (C) any joint venture or other ownership arrangement to which the Company or any of its Subsidiaries is a party or otherwise is bound or by which any of them or their respective properties are bound or (D0 assuming the Approvals referred to in Section 3.1(d)(iii) are duly and timely obtained or made, any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause
(B) (other than with respect to any material loan or credit agreement, note, bond, mortgage or indenture or any Material Oil and Gas Contract), (C) or (D), any such conflicts, violations, defaults, rights, Liens, detriments, Laws or Orders that, individually or in the aggregate, (x) have not had and could not reasonably be expected to have a Material Adverse Effect, (y) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (iii) No Approval from any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any other Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for: (A) if applicable, the filing of a notification report by Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the
                           --------
applicable  waiting  period with respect thereto; (B) the filing with the SEC of
(x) the Registration Statement and the declaration of the effectiveness of the Registration Statement by the SEC, (y) such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; (C) such Approvals as may be required by any applicable state securities or "blue sky" laws; (D) such Approvals as may be required by any foreign securities, corporate or other Laws; and (E) any such Approval the failure of which to be made or obtained (1) has not had and could not reasonably be expected to have a Material Adverse Effect, (2) has not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect and
(3) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

(e)     SEC  Documents
        --------------

     (i) The Company has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1996 and prior to or on the date of this Agreement (the "Company SEC Documents"), which are all
                                          ---------------------
the documents (other than preliminary materials) that the Company was required to file with the SEC between December 31, 1996 and the date of this Agreement. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (ii) The financial statements of the Company included in the Company SEC Documents, including the notes and schedules thereto, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the
                                 ----
periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

     (iii) Except as disclosed in the Company SEC Documents, there are no agreements, arrangements or understandings between the Company and any party who is or was at any time prior to the date hereof but after December 31, 1996 an Affiliate of the Company that are required to be disclosed in the Company SEC Documents.

     (f)     Information  Supplied.  None  of  the
             ---------------------
information included or incorporated by reference in the Registration Statement will, at the date such Registration Statement is declared effective by the SEC or any time from and after such date through and including the date of the Second Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation is made by the Company in this Section 3.1(f) with respect to statements made or incorporated by reference in the Registration Statement in conformity with information supplied by or on behalf of Purchaser specifically for use in the Registration Statement.

(g)     Absence  of  Certain Changes or Events
        --------------------------------------

     (i)     Except  as  disclosed  in,  or  reflected in Schedule 3.1(g) or the
                                                          ---------------
Company SEC Documents filed with the SEC after December 31, 1997, and prior to the date of this Agreement, or except as contemplated by this Agreement, since December 31, 1997, to the date of this Agreement each of the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been: (i any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares or stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries (other than the declaration and payment of (A) regular cash dividends with respect to the Company's first and third fiscal quarters at the required annual 5% rate per share on the 5% Preferences Shares, with usual record and payment dates and (B) any dividends or distributions by wholly owned Subsidiaries); (ii) any split, combinations, reclassification or amendment of any material term of any outstanding equity security of the Company or any Subsidiary of the Company or (other than issuance of Common Stock upon the exercise of any Company Options and/or issuances of Common Stock upon conversion after the date hereof of 5% Preference Shares outstanding on December 31, 1997) any issuance or the authorization of the issuance of any other securities in respect of, or in lieu of or in substitution for shares or stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries, other than in connection with the transactions contemplated hereby; (iii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares or stock (or other voting or equity securities or interests, as applicable) of the Company or any Subsidiary of the Company, except as contemplated by the Stock Plans; (iv) (A) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except for increases in the ordinary course of business consistent with past practice or as required under employment or other agreements or benefit arrangements in effect as of December 31, 1997, or (B) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance, termination or other agreements or benefit arrangements in effect as of December 31, 1997; (v) except as required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets, liabilities or business; or (vi) any material casualties affecting the Company and its Subsidiaries, taken as a whole, or any material loss, damage or destruction to any of their properties or assets, including the Company Interests (other than to the extent covered by insurance, subject to applicable deductible thresholds).

     (ii)     Except  as  disclosed  in,  or reflected in Schedule 3.1(g) of the
                                                          ---------------
Company Disclosure Schedule or the Company's consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998, and the notes thereto, or except as contemplated by this Agreement, since December 31, 1997, there has not been any event, circumstance or fact that (x) has had or could reasonably be expected to have a Material Adverse Effect, (y) has impaired or could reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) could reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (h)     No  Undisclosed  Material  Liabilities
             --------------------------------------
Except  as  disclosed in Schedule 3.1(h) of the Company Disclosure
                         ---------------
Schedule or the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the notes thereto, there are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of June 30, 1998 (including the notes thereto) contained in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998; (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997, which liabilities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) liabilities arising under or in connection with the Transaction Documents; (iv) liabilities reflected in the pro forma financial statements included in the Company's Current Report on Form 8-K dated August 17, 1998, and (v) liabilities not required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, which liabilities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (i)     No  Default.  Neither  the  Company  nor any of its
             -----------
Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Memorandum of Association or Articles of Association of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, instrument, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (iii) any Order or Law applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) and (iii), for violations or defaults that, individually or in the aggregate, (x) have not had and could not reasonably be expected to have a Material Adverse Effect, (y) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (z) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. The Company (i) is not in breach of or default under any financial covenant under the Credit Agreements, the Indentures or the Senior Notes and (ii) except as disclosed in Schedule
                                                                        --------
3.1(i)  of  the  Company  Disclosure  Schedule,  does  not  believe  that  it is
------
reasonably likely that it will be in breach of or default under any financial covenant under the Credit Agreement or the Indentures as of the next date on which the Company is required to be in compliance with any such financial covenants.

(j)    Compliance with Applicable Laws.
       -------------------------------

     (i) The Company and each of its Subsidiaries has in effect all Approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and there has occurred no default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) under any such Approval, except for failures to obtain, or for defaults or violations under, Approvals which failures, defaults or violations, individually or in the aggregate, (i) have not had and could not reasonably be expected to have a Material Adverse Effect, (ii) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (ii) Except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are in compliance with all applicable Laws and Orders, except for possible noncompliance, which, individually or in the aggregate, (i) have not had and could not reasonably be expected to have a Material Adverse Effect, (ii) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (iii) No investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries, the transactions contemplated by this Agreement and the other Transaction Documents, or the Contract Interest, to the knowledge of the Company, is pending or threatened, nor has any Governmental Entity notified the Company or any of its Subsidiaries in writing or, to the Company's knowledge, otherwise of any intention to conduct the same, other than those the outcome of which, individually or in the aggregate, (i) have not had and could not reasonably be expected to have a Material Adverse Effect, (ii) have not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (iv) Each operator under the Material Oil and Gas Contracts which is the Company or a Subsidiary of the Company, and, to the Company's knowledge, each other operator under the Material Oil and Gas Contracts, has complied in all material respects with any applicable Laws and Orders of Governmental Entities in respect to its operation in the Concession Area and its performance under the Material Oil and Gas Contracts.

     (v)     For  purposes  of  this  Agreement,  the  terms  "knowledge  of the
                                                               -----------------
Company,"  "to  the  Company's  knowledge"  and  other  references  qualified by
-------     -----------------------------
knowledge of the Company and/or its executive officers means the actual knowledge of the executive officers and directors of the Company and each of the individuals listed on Schedule 3.1(j)(v) of the Company Disclosure Schedule
                         -------------------
after  reasonable  inquiry.

     (k)     Litigation.
             ----------

     (i)     Except as disclosed in the Company SEC Documents or Schedule 3.1(k)
                                                                 ---------------
of the Company Disclosure Schedule, there is no suit, action, proceeding or indemnification claim, at law or in equity, pending before any Governmental Entity, or, to the knowledge of the Company, threatened, against or affecting the Company, any Subsidiary of the Company, or the Contract Interests ("Litigation"), and the Company is not a party to any Litigation, and the
  ----------
Company and its Subsidiaries have no knowledge of any facts that could reasonably be expected to give rise to any Litigation, that (in any case) (i) has had or could reasonably be expected to have a Material Adverse Effect, (ii) has impaired or reasonably could be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) reasonably could be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, nor is there any Order of any Governmental Entity or arbitrator outstanding against or, to the Company's knowledge, binding upon the Company, any Subsidiary of the Company or the Contract Interests which
(i)  has  had or could reasonably be expected to have a Material Adverse Effect,
(ii) has impaired or reasonably could be expected to impair the ability of the Company to perform its obligations under any of the Transaction Documents in any material respect, or (iii) reasonably could be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (ii)     Schedule  3.1(k)  of  the  Company Disclosure Schedule contains an
              ----------------
accurate and complete list of all Orders restricting or limiting in any material respect, the business or operations of the Company or any of its Subsidiaries, in each case that is not disclosed in the Company SEC Documents, to which the Company or any of its Subsidiaries is a party or, to the Company's knowledge, by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound.

     (l)     Certain  Agreements;  Contract  Interests.
             -----------------------------------------

     (i)     Material  Oil  and  Gas  Contracts.
             ----------------------------------

     (a) With respect to the Material Oil and Gas Contracts, (i) all such Material Oil and Gas Contracts are in full force and effect and are the valid and legally binding obligations of the Company and each of its Subsidiaries to the extent a party thereto and, to the Company's knowledge, each other party thereto and are enforceable in accordance with their respective terms; (ii) neither the Company nor, to the knowledge of the Company, any other party to any such Material Oil and Gas Contract is in material breach or default with respect to its obligations thereunder; and (iii) no party to any such Material Oil and Gas Contract has given notice of any action to terminate, cancel, rescind or procure a judicial or arbitral reformation thereof.

     (b) There are no material outstanding calls for payments by the Company or any of its Subsidiaries under the Material Oil and Gas Contracts that are due that have not been made, and all royalties, rentals and other payments due under any of the Contract Interests or otherwise due and relating to any Material Oil and Gas Contract have been paid to the proper person in the proper amount.

     (c) Except for the Material Oil and Gas Contracts, there are no Contract Interests to which the Company or any Subsidiary is a party pursuant to which the Company and its Subsidiaries received or were entitled to receive revenues of $1,000,000 or more in any one of the three years ending December 31, 1996, 1997 or 1998, or that otherwise is material to the business, operations or financial condition of the Company and its Subsidiaries as a whole.

     (ii)     Except  for  the  Material  Oil  and  Gas  Contracts and except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998 and Schedule 3.1(l)(ii) of the Company Disclosure
                                   -------------------
Schedule, there are no (A) employment or consulting Contracts (unless such employment or consulting Contracts are terminable without liability or penalty on 30 days or less notice) under or pursuant to which the Company is obligated to make payments in excess of $200,000 per annum, (B) other Contracts that are material to the Company and its Subsidiaries, taken as a whole, or their respective business, (C) Contracts relating to material leasehold interests or
(D) Contracts with Affiliates under or pursuant to which the Company is obligated to make payments in excess of $60,000 per annum (excluding agreements solely by and among the Company and one or more of its Subsidiaries), in any such case, to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary or their respective assets is bound (such Contracts disclosed or required to be disclosed, the "Material Contracts"). Each Material
                                            ------------------
Contract is a valid and binding obligation of the Company or one of its Subsidiaries and, to the knowledge of the Company, of each party thereto other than the Company or its respective Subsidiary and is in full force and effect.

     (iii) The Company or the relevant Subsidiary and, to the knowledge of the Company, each other party to the Material Contracts, has performed in all material respects the obligations required to be performed by it under the Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder.

     (iv) A complete copy of each Material Oil and Gas Contract and each written Material Contract and a written description of each oral Material Contract has been made available to Purchaser prior to the date of this Agreement.

     (v) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, or in any other Company SEC Document filed with the SEC after December 31, 1997, and prior to the date of this Agreement or in Schedule 3.1(l)(v) of the Company Disclosure Schedule, none of the Company or
   ------------------
of its Subsidiaries is a party to any oral or written agreement, plan or arrangement with any employee (whether an employee, consultant or an independent contractor) of the Company or its Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving the Company or its Subsidiary of the nature of any of the transactions contemplated by this Agreement or (B) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or any other Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Schedule 3.1(l)(v) of the Company Disclosure Schedule lists each oral and written agreement, plan or arrangement with any employee (whether an employee, consultant or an independent contractor) of the Company or any of its Subsidiaries which provides for aggregate benefits or other amounts payable by the Company or any of its Subsidiaries in excess of $200,000 which are contingent upon, or will be accelerated by, or which otherwise will become payable upon the termination of any such employee's employment by or any other service with the Company or any of its Subsidiaries after, the occurrence of the transactions contemplated by this Agreement or any of the other Transaction Documents.

     (vi) The Company has made available to Purchaser (A) true and correct copies of all material loan or credit agreements (including the Credit Agreements), notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Debt of the Company or any of its Subsidiaries is outstanding or may be incurred and (B) accurate information regarding the respective principal amounts currently outstanding thereunder to the extent materially different than as set forth in the financial statements included in the Company's quarterly report on Form 10-Q for the six months ended June 30, 1998.

     (m)     Status  of  Shares.  The  issuance  and  sale of the Shares and the
             ------------------
reservation and issuance of the Underlying Shares have been duly authorized by all necessary corporate action on the part of the Company and such Shares, when delivered to Purchaser at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares and the issuance of the Underlying Shares is not and will not be subject to preemptive rights of any other shareholder of the Company.

     (n)     Tax  Returns  and  Tax  Payments.  The  Company,  each  of  its
             --------------------------------
Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member has timely filed all material returns, reports or statements required to be filed with any Governmental Entity with respect to Taxes ("Tax Returns") required to
                                                       -----------
be filed by it, and all such Tax Returns are true, correct and complete in all material respects, and all Taxes shown thereon to be due have been paid, except where the failure to so have timely filed, to be true, correct or complete or to have paid such Taxes has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has established reserves, to the extent required by GAAP, with respect to the payment of all material Taxes not yet due and payable with respect to the result of operations of the Company and its Subsidiaries through the date hereof. No claim for unpaid Taxes has been asserted in writing by a tax authority or has become a Lien (except for Permitted Liens) against the property of the Company or any of its Subsidiaries, which claim or Lien has had or reasonably could be expected to have a Material Adverse Effect. No audit of any Tax Return of the Company or any of its Subsidiaries or any affiliated, consolidated, combined, unitary or similar group in which the Company or any of its Subsidiaries is or has been a member is being conducted by a tax authority, which audit reasonably could be expected to have a Material Adverse Effect, and no extension of the statute of limitations on the assessment of any material Taxes has been granted by the Company or any of its Subsidiaries and currently is in effect. Neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement (other than among the Company and its Subsidiaries). For purposes of this Agreement "Tax"
                                                                            ---
means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity. For purposes of this Agreement "Permitted Lien" means
                                                           --------------
(a) liens, pledges, security interests, claims or other encumbrances ("Encumbrances") securing Taxes, assessments, governmental charges or levies,
           ---
all of which are not yet due and payable or as to which adequate reserves have been established in the Company's financial statements and that may thereafter be paid without penalty, (b) mechanics', carriers', workmen's, repairmen's, and other similar Encumbrances incurred in the ordinary course of business consistent with past practice, or (c) such other liens which, individually and in the aggregate, do not and will not materially detract from the value of any of the property or assets of the Company or its Subsidiaries or materially interfere with the use thereof.

     (o)      Employee  Benefit Plans.  All employee
              -----------------------
benefit plans covering employees of the Company and its Subsidiaries (collectively, the "Benefit Plans") are listed in the Company SEC Documents or
                      -------------
the Company Disclosure Schedule and complete copies of all material Benefit Plans, including all amendments, have been made available to Purchaser. To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Benefit Plan intended to be qualified under
  -----
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has not, since such determination, been amended or, to the knowledge of the Company, operated in a way which would adversely affect such qualified status. Other than the Triton Exploration Services, Inc. Retirement Income Plan, neither the Company nor any corporation, trade, business or entity under common control with the Company within the meaning of Section 414(b), (c) or (m) of the Code maintains, sponsors or contributes to or has, within the six years prior to the First Closing Date, maintained, sponsored or contributed to any employee benefit plan that is covered by Title IV of ERISA or is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA, or a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Neither a Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending nor, to the knowledge of the executive officers of the Company, any threatened material claims against or otherwise involving any Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any Benefit Plan. All contributions required to be made as of the date hereof to the Benefit Plans have been made. No employees of the Company or any of its Subsidiaries are covered by any severance plan or similar arrangement, other than payments pursuant to foreign law. Except as disclosed in Schedule 3.1(o) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (1) require the Company to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, (2) create or give rise to additional vested rights or service credits under any Benefit Plan, or (3) result in all or any part of any payments made, or that may become payable as a result of the transactions contemplated by the Agreement, by the Company not to be deductible by the payor under sections 280G or 162(m) of the Code. Except as disclosed in Schedule 3.1(o) of the Company Disclosure
Schedule, no Benefit Plan provides retiree medical or retiree life insurance benefits to any person and the Company is not contractually obligated to provide any person with medical benefits or life insurance upon retirement or termination of employment, except as required by sections 601 through 608 of ERISA and section 4980B of the Code.

     (p)     Labor  Matters.  Except as set forth in Schedule
             --------------                          --------
3.1(p)  of  the  Company  Disclosure  Schedule  or in the Company SEC Documents:
-----

     (i) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

     (iii) To the knowledge of the Company, there is no proceeding, claim, suit, action or governmental investigation pending or threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to (a) the Memorandum of Association and Articles of Association of the Company, (b) any provision of the comparable charter or organizational documents of any of its Subsidiaries, (c) any indemnification agreement to which the Company or any Subsidiary of the Company is a party or (d) applicable Law.

     (q)     Intangible  Property.  The Company and its
             --------------------
Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Intangible Property"), except where the failure to possess
                      -------------------
or have adequate rights to use such properties, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. All of the Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Intangible Property which forfeiture, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the use of the Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

     (r)     Environmental  Matters.
             ----------------------

     For  purposes  of  this  Agreement:

     (A)     "Environmental  Laws"  means  all  federal,  state  and local laws,
              -------------------
rules, regulations, ordinances, orders and decrees of any Governmental Entity, whether now in existence or hereafter enacted and in effect at the time of either Closing, relating to pollution or the protection of human health, safety or the environment of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

     (B)     "Hazardous  Materials"  means  (x)  any  petroleum  or  petroleum
              --------------------
products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls,
(y) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates (for purposes of this Section 3.1(t)).

     (C)     "Release"  means  any  spill, effluent, emission, leaking, pumping,
              -------
pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company or its Subsidiaries; and

     (D)     "Remedial  Action"  means  all  actions,  including  any  capital
              ----------------
expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (y) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (z) bring the Company or its Subsidiaries into compliance with any Environmental Law.

     Except  as  disclosed in the Company SEC Documents or on Schedule 3.1(r) of
                                                              ---------------
the  Company  Disclosure  Schedule:

     (i) The operations of the Company and its Subsidiaries have been conducted are, and as of each Closing Date will be, in compliance with all Environmental Laws, except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect;

     (ii) Neither the Company nor any of its Subsidiaries has caused the generation, treatment, manufacture, processing, distribution, use, storage, discharge, Release, transport or handling of any Hazardous Materials at any of its properties or facilities, except as has not had and could not reasonably be expected to have a Material Adverse Effect;

     (iii) Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or other third party alleging any violation by the Company or any of its Subsidiaries of, or responsibility or liability of the Company or any of its Subsidiaries under, any Environmental Law or for personal injuries, Remedial Action or property damages, which has had or could reasonably be expected to have a Material Adverse Effect;

     (iv) The Company and its Subsidiaries are not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect;

     (v) Neither the Company nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     (s)     Insurance.  Schedule 3.1(s) of the Company Disclosure
             ---------   ---------------
Schedule sets forth an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance. The Company maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance).

     (t)     Vote.  There  are no approvals required of the holders of any class
             ----
or series of shares or stock of the Company necessary to approve this Agreement or any other Transaction Documents and the transactions contemplated hereby or thereby.

     (u)     Amendment  to  Rights Agreement.  The Board has taken all necessary
             -------------------------------
action to amend the Rights Agreement, dated as of March 25, 1996, as amended (the "Rights Agreement"), between the Company and Chemical Bank, as Rights
       -----------------
Agent, so that none of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will cause (i) the rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement or (ii) the distribution of Rights Certificates (as defined in the Rights Agreement).

     (v)     Prepayments.  Neither  the Company nor any Subsidiary is obligated,
             -----------
by virtue of a prepayment arrangement, make-up right under a production sales Contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to received payment of the contract price therefor, except where any such arrangement could not reasonably be expected to have a Material Adverse Effect.

     (w)     Gas  Imbalances.  Except as disclosed in the Company SEC Documents,
             ---------------
neither the Company nor any Subsidiary has (i) any obligation to deliver gas from the Oil and Gas Properties (or cash in lieu thereof) to other owners of interests in those properties as a result of past production by the Company, any Subsidiary or any of their predecessors in excess of the share to which they were entitled nor (ii) any right to receive deliveries of gas from the Oil and Gas Properties (or cash in lieu thereof) from other owners of interests in those properties as a result of past production by the company, any Subsidiary or any of their predecessors of less than the share to which they were entitled in either case where any such gas imbalance could reasonably be expected to have a Material Adverse Effect.

     (x)     Reserve  Report.  A  true, correct and complete copy of the Reserve
             ---------------
Report has been provided to Purchaser. The Company's and each Subsidiary's ownership of the Oil and Gas Properties described in the Reserve Report entitle the respective owner to receive a percentage of the oil, gas and other hydrocarbons produced from each well or unit equal to not less than the percentage set forth in the Reserve Report as the "Net Revenue Interest" for such well or unit and cause the respective owner to be obligated to bear a percentage of the cost of operation of such well or unit not greater than the percentage set forth in the Reserve Report as the "Working Interest" for such well or unit, and to the extent such percentages of production which the respective owner is entitled to receive, and shares of expenses which the respective owner is obligate to bear, may change after the date of such report, such changes were properly reflected (based on reasonable assumptions) in preparing such report. The underlying historical information used for preparation of the Reserve Report was, at the time of delivery, true and correct in all material respects.

     (y)     Nonconsent  Operations.  Except  as set forth in Schedule 3.1(y) of
             ----------------------                           ---------------
the Company Disclosure Schedule, there are no operations on the Oil and Gas Properties in which the Company's or any Subsidiary's commitment would have exceeded $5,000,000, being conducted as of January 1, 1998, or any time thereafter, in which the Company or any Subsidiary was entitled to participate and did not participate.

     (z)     Information  Provided.  Neither  this  Agreement, the Schedules and
             ---------------------
Exhibits hereto, the other Transaction Documents, nor any other document provided by the Company to Purchaser contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

     (aa)     No  Brokers  or Finders. No agent, broker, finder or investment or
             -----------------------
commercial banker, or other Person or firm engaged by or acting on behalf of the Company or its Subsidiaries in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, other than any such fees or commissions that have been disclosed to Purchaser and as to which the Company shall have full responsibility.

     Section  3.2    Representations  and  Warranties  of  Purchaser.
                     -----------------------------------------------

     (a)     Organization,  Standing  and  Power.  Purchaser is a Cayman Islands
             -----------------------------------
exempted limited partnership duly organized, validly existing, and in good standing under the laws of the Cayman Islands and has all requisite partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and to execute and deliver this Agreement and the other Transaction Documents to which Purchaser is a party and consummate the transactions contemplated hereby and thereby.

     (b)     Authority;  Approvals.
             ---------------------

     (i) Purchaser represents and warrants to the Company that (a) the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the purchase of the Shares to be purchased by it have been duly and properly authorized, (b) this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it or on its behalf and, assuming the accuracy of the representations and warranties of the Company in Section 3.1(d) hereof, constitute the valid and legally binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity;
(c) the purchase of the Shares to be purchased by it does not conflict with or violate (1) its partnership agreement or (2) any law applicable to it in a manner that could materially hinder or impair the completion of any of the transactions contemplated hereby; and (d) the purchase of Shares to be purchased by it does not impose any penalty or other onerous condition on Purchaser that could materially hinder or impact the completion of any of the transactions contemplated hereby.

     (ii) No Approval from any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement or any other Transaction Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby or thereby, except for: (C) if applicable, the filing of a notification report by Purchaser under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable
                --------
waiting period with respect thereto; (D) such Approvals as may be required by any foreign securities, corporate or other Laws; and (E) any such Approval the failure of which to be made or obtained (1) has not impaired and could not reasonably be expected to impair the ability of Purchaser to perform its obligations under any of the Transaction Documents in any material respect or
(2) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

     (c)     Litigation.  As  of  the time of execution of this Agreement, there
             ----------
is no claim, action, suit, inquiry, judicial or administrative proceeding pending or, to the knowledge of Purchaser, threatened against it relating to any of the transactions contemplated by this Agreement or any other Transaction Document.

     (d)     Investment  Intent.  Purchaser  represents  and  warrants  to  the
             ------------------
Company that the Shares to be acquired by it hereunder and any Underlying Shares to be acquired upon the conversion or exchange of such Shares are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein in any transaction which would be in violation of the securities Laws of the United States of America or any state or any foreign country or jurisdiction.

     (e)     Transfer  Restrictions.  If  Purchaser  should decide to dispose of
             ----------------------
any of the Shares to be purchased by it or any Underlying Shares to be issued to it upon the conversion or exchange of such Shares, Purchaser understands and agrees that it may do so only subject to the transfer restrictions set forth in the Shareholders Agreement and pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Shares or Underlying Shares
                                   --------
other than pursuant to an effective registration statement, the Company may require that the transferor of such Shares or Underlying Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities Laws. Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares and any Underlying Shares:

     THE  [8%  CONVERTIBLE  PREFERENCE  SHARES/ORDINARY  SHARES]  (THE "SHARES")
                                                                        ------
EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD
                ---------------
EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY,
                                       --------
EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS
BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

     THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT DATED _______________, 1998, WHICH CONTAINS CERTAIN
RESTRICTIONS ON THE TRANSFER OF THE SHARES. A COPY OF THE SHAREHOLDERS AGREEMENT IS AVAILABLE AT THE REGISTERED OFFICE OF THE COMPANY.

     The legends set forth above may be removed if and when the Shares or Underlying Shares, as the case may be, represented by such certificate are no longer subject to the transfer restrictions set forth in the Shareholders Agreement and are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The share certificates shall also bear any additional legends required by applicable federal, state or foreign securities Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the Memorandum of Association, the Articles of Association or the applicable requirements of such securities Laws. Purchaser agrees that, in connection with any Transfer of Shares by it pursuant to an effective registration statement under the Securities Act, Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares or Underlying Shares.

     (f)     Purchaser  Status.  Purchaser  represents  and  warrants  to,  and
             -----------------
covenants and agrees with the Company that (i) at the time it was offered the Shares, it was, (ii) at the date hereof, it is, and (iii) at each Closing Date, it will be, an accredited investor as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Shares, and is able to bear the economic risk of such investment.

     (g)     Information Supplied.  None of the information, if any, supplied by
             --------------------
or on behalf of Purchaser specifically for inclusion in the Registration Statement and which is included or incorporated by reference in the Registration Statement will, at the date such Registration Statement is declared effective by the SEC or any time from and after such date through and including the date of the Second Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Purchaser in connection with any of the foregoing except with respect to statements made or incorporated by reference in the Registration Statement in conformity with information supplied by or on behalf of Purchaser specifically for use in the Registration Statement.

     (h)     No  Brokers  or Finders.  No agent, broker, finder or investment or
             -----------------------
commercial banker, or other Person or firm engaged by or acting on behalf of Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions that have been disclosed to the Company and as to which Purchaser shall have full responsibility.

     (i)     Ownership  of  Shares.  Neither  the  Purchaser  nor  any  of  its
             ---------------------
Affiliates  is  the  beneficial  owner of any shares of or stock of the Company.

     (j)     Financing.  Upon  the  terms  and subject to the conditions of this
             ---------
Agreement, the Purchaser has available to it and at the Closings will have all funds necessary to satisfy its obligations to purchase Shares hereunder.


                               ARTICLE  IV

                                COVENANTS
                                ---------

     Section  4.1     Furnishing  of Information.
                      --------------------------
As long as Purchaser owns Shares or Underlying Shares representing at least 5% of the aggregate number of shares of Common Stock then outstanding (determined after giving effect to the full conversion of all outstanding Shares owned by Purchaser at the conversion price then in effect), from and after the First Closing Date the Company will promptly furnish to Purchaser all reports filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to said Section 13(a) or 15(d), annual and quarterly reports comparable to those required by Sections 13(a) or 15(d) of the Exchange Act).

     Section  4.2     Rights  Offering.
                      ----------------

     (a) Promptly following the First Closing, the Company shall conduct a distribution to each record holder of Common Stock, 5% Preference Shares and 8% Preference Shares, as of a record date after the First Closing to be set by the Company, of the transferable right (the "Rights") to purchase, at $70.00 per
                                             ------
share, a pro-rata portion (with the pro rata portion relating to outstanding 5% Preference Shares and 8% Preference Shares determined based on the number of shares of Common Stock into which such shares are convertible as of such record date) of 3,177,500 shares (subject to rounding as set forth below) of 8% Preference Shares (the "Rights Offering"). Based on the current outstanding
                           ----------------
shares  of  the  Company, in the Rights Offering (i) the Company will distribute
 .072 transferrable Rights with respect to each share of Common Stock and 5% Preference Shares and .288 transferable Rights with respect to each 8% Preference Share outstanding as of the record date for the Rights Offering, at no cost to the record holders; (ii) one Right plus $70.00 in cash will entitle the holder to purchase one share of 8% Preference Shares; (iii) the Rights will be evidenced by transferable subscription certificates; (iv) no fractional Rights or cash in lieu thereof will be issued or paid, and the number of Rights distributed to each holder of Common Stock, 5% Preference Shares and 8% Preference Shares will be rounded up to the nearest whole number of Rights; (v) brokers, dealers and other nominees holding shares of Common Stock, 5% Preference Shares or 8% Preference Shares on the record date for more than one beneficial owner will be entitled to obtain separate subscription certificates for their beneficial owners so that they may each receive the benefit of rounding; and (vi) each Right will also carry the right to subscribe at the $70.00 subscription price for additional shares of 8% Preference Shares for which the other holders of Rights did not subscribe through the exercise of the basic subscription privileges (the "Excess Shares"), provided that (A) only
                                        --------------
Rights holders who exercise their basic subscription privilege in full will be entitled to exercise the oversubscription privilege, (B) if the Excess Shares are not sufficient to satisfy all oversubscriptions, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders exercising the oversubscription privilege and (C) Purchaser shall not purchase any 8% Preference Shares pursuant to its oversubscription privilege under Rights held by Purchaser.

     (b) The Company shall promptly prepare and submit to Purchaser for review, a form of subscription agreement, subscription certificate and all other documents and instruments required in connection with the Rights Offering, all of which shall be in form and substance reasonably satisfactory to Purchaser (the "Rights Offering Documents"). The Rights Offering Documents shall provide,
      -------------------------
among other things, that the Rights Offering shall be generally conducted in the manner described in Section 4.2(a).

     Section  4.3     Stock  Exchange Listing.
                      -----------------------
The Company shall submit a listing application to the NYSE with respect to the 8% Preference Shares, the Underlying Shares and the Rights within ten business days after the date hereof and Purchaser shall be entitled to review and reasonably comment on such listing application and the submission of any other materials to the NYSE in connection with the listing of the 8% Preference Shares, the Underlying Shares and the Rights. The Company shall use all commercially reasonable efforts to cause, prior to the First Closing Date, the 8% Preference Shares, the Underlying Shares and the Rights to be approved for listing on the NYSE, subject to official notice of issuance, upon issuance in accordance with the terms of this Agreement (including as provided in Section 2.1(a)) and the Rights Offering Documents (and, in the case of the 8% Preference Shares, generally, satisfactory distribution and, in the case of the Rights, the 8% Preference Shares to be issued in the Rights Offering and the Underlying Shares to be issued pursuant to such 8% Preference Shares, the effectiveness of the Registration Statement) (collectively, the "NYSE Approval").
                                                     --------------

     Section 4.4     Registration Statement.
                     ----------------------
As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a registration statement on Form S-3, or shall file a post-effective amendment to an existing shelf registration statement of the Company currently effective under the Securities Act and in proper form to effect the Rights Offering (including the issuance of the 8% Preference Shares to be issued pursuant thereto and the Underlying Shares to be issued upon conversion of such 8% Preference Shares), for the purpose of registering under the Securities Act the offering, sale and delivery of the securities issuable in the Rights Offering, including the Underlying Shares with respect to the shares of 8% Preference Shares offered thereby. The term "Registration Statement," as
                                                     ----------------------
used herein, means such registration statement and all amendments and supplements thereto, if any. The Company shall use all commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the First Closing. The Company shall notify Purchaser promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Registration Statement by the SEC, and the Company shall supply Purchaser with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Registration Statement. The Company, after consultation with Purchaser, shall use commercially reasonable efforts to respond promptly to any comments made by the SEC with respect to the Registration Statement. The Company and Purchaser each agrees promptly to correct any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Registration Statement (or the prospectus contained therein) as so corrected to be filed with the SEC and to be disseminated to the extent required by applicable Law. The Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) reasonably required to be taken under any applicable state securities Laws in connection with the issuance of securities pursuant to the Registration Statement.

     Section  4.5     Affirmative  Covenants of the Company.
                      -------------------------------------
The Company hereby covenants and agrees that, until the earlier of the Second Closing or the termination of this Agreement, unless otherwise expressly contemplated by this Agreement or consented to in writing by Purchaser (such consent not to be unreasonably withheld), the Company will and will cause each of its Subsidiaries to:

     (a) operate its business in the usual and ordinary course consistent with past practices except as contemplated by this Agreement or as provided in or contemplated by the Company Disclosure Schedule, consistent with the Company's restructuring as announced or disclosed in the Company SEC Documents filed prior to the date of this Agreement or disclosed in press releases released prior to the date of this Agreement (the "Announced Restructuring");
                                                      -----------------------

     (b) use commercially reasonable efforts to maintain and keep its properties and assets in as good a repair and condition as at present, ordinary wear and tear excepted; and

     (c) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, consistent with the Announced Restructuring.

     Section  4.6     Negative  Covenants  of  the  Company.
                      -------------------------------------

     (a) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Purchaser, from the date of this Agreement until earlier of the First Closing or the termination of this Agreement, the Company shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

     (i)     except as set forth in Schedule 4.6(a)(i) of the Company Disclosure
                                    ------------------
Schedule, acquire or agree to acquire (whether pursuant to a definitive agreement, a non-binding letter of intent or otherwise), by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of (including by a "farm-in" of any properties or interests), or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than from a Subsidiary of the Company or the purchase of assets from suppliers or vendors in the ordinary course of business and other than assets which, individually or in the aggregate, are not material to the business or operations of the Company or any of its Subsidiaries);

     (ii)     except  as  set  forth  in  Schedule  4.6(a)(ii)  of  the  Company
                                          --------------------
Disclosure Schedule or as permitted under Section 4.12, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (including by a "farm-out" of any properties or interests), any of its assets or any assets of any of its Subsidiaries, except for pledges or dispositions of assets in the ordinary course of business or consistent with the Announced Restructuring and except for assets which, individually or in the aggregate, are not material to the business or operations of the Company or any of its Subsidiaries;

     (iii)     except  as  set  forth  in  Schedule  4.6(a)(iii)  of the Company
                                           ---------------------
Disclosure Schedule, adopt or propose to adopt any amendments to the Company's Memorandum of Association or Articles of Association or similar charter documents; other than transactions between the Company and one or more of its Subsidiaries or among one or more of its Subsidiaries, adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Subsidiary; or make any other material changes in the Company's capital structure;

     (iv)     (i)  except  as  set  forth  in Schedule 4.7(a)(iv) of the Company
                                              -------------------
Disclosure Schedule change any of its significant accounting methods, principles, practices or policies or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, Litigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal or other income Tax purposes from those employed in the preparation of the federal or other income Tax Returns or other Tax Returns for the taxable year ending December 31, 1997, except, in the case of either clause (i) or clause (ii), as may be required by Law or GAAP;

     (v)     other  than  borrowings  in  the  ordinary  course under the Credit
Facilities, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument or under any financing lease, whether pursuant to a sale-and-leaseback transaction or otherwise;

     (vi)     except  as  set  forth  in  Schedule  4.6(a)(vi)  of  the  Company
                                          --------------------
Disclosure Schedule, make any loans or advances to any Person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Company and its Subsidiaries in the ordinary and usual course of the Company's business;

     (vii) declare or pay any dividend or make any other distribution with respect to its shares or capital stock, other than dividends paid by any Subsidiary to the Company or another Subsidiary in the ordinary and usual course of the Company's business and regular dividends on the 5% Preference Shares in accordance with the terms as in effect on the date hereof;

     (viii)     except  as  set  forth  in  Schedule 4.6(a)(viii) of the Company
                                            ---------------------
Disclosure Schedule, enter into, adopt, or (except as may be required by law) amend or terminate any Benefit Plan; approve or implement any employment severance arrangements (other than payments made under the Company's severance policy in accordance with past practice) or discharge or, except to replace any officer or executive management personnel who have departed on substantially the same or lesser terms as the departed Person, hire any officers or executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any officers or executive management personnel; or except as set forth in Section 4.6(a)(viii) of the Company Disclosure Schedule, change the compensation or benefits provided to any director, officer, or employee as of June 30, 1998; or

     (ix)     agree  in  writing  or  otherwise  to  do  any  of  the foregoing.

     (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Purchaser, from the date of this Agreement until earlier of the Second Closing or the termination of this Agreement, the Company shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

     (i) materially amend, terminate or fail to use all commercially reasonable efforts to maintain in full force and effect and, if applicable, renew any Material Oil and Gas Contract or any Material Contract (provided that the Company and its Subsidiaries shall not be required to renew any Material Contract on terms that are less favorable to the Company or its Subsidiaries), or fail to use all commercially reasonable efforts to prevent a default in any material respect (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a material default) under any Material Oil and Gas Contract or any Material Contract;

     (ii) split, combine, reclassify or amend any term of any of its shares or capital stock; or

     (iii)     Except  as  set  forth  in  Schedule  4.6(b)(iii)  of the Company
                                           ---------------------
Disclosure Schedule, (A) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its shares or capital stock or other securities other than
(1) as contemplated herein or (2) pursuant to awards issued and outstanding as of the date hereof under the Stock Plans or as required under the terms of any other security of the Company outstanding as in effect as of the date of this Agreement, or (B) purchase or otherwise acquire any of its shares or capital stock, employee or director stock options, warrants or other equity securities or debt securities other than pursuant to the terms thereof as in effect as of the date of this Agreement.

     Section  4.7     Approvals.  The  Company  and Purchaser
                     ---------
each agree to cooperate and use all commercially reasonable efforts to obtain (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals that may be necessary or which may be reasonably requested by the Company or Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     Section  4.8      Shareholders  Agreement.
                       -----------------------
On or before the First Closing Date, the Company and Purchaser shall enter into the Shareholders Agreement.

     Section  4.9     Preferred  Stock  Authorization.
                      -------------------------------
 On or before the First Closing Date, the Company shall take, or cause to be taken, all action necessary to authorize and approve the Preferred Stock Authorization in accordance with the relevant provisions of the Companies Law of the Cayman Islands.

     Section  4.10     HSR Act Notification.
                       ---------------------
To the extent the HSR Act will be applicable to the acquisition of the Shares by Purchaser, each of the parties hereto shall (a) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement and in no event later than ten Business Days after the date of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the Transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

     Section 4.11     Indemnification of Directors and Officers; Insurance.
                      ----------------------------------------------------

     (a) At the later of (i) the First Closing or (ii) such date on which such individuals are elected to the Board of Directors, the Company shall enter into indemnification agreements with each of the directors designated by the Purchaser pursuant to the Shareholders Agreement ("Purchaser Designees")
                                                         --------------------
substantially  in  the form of Exhibit E hereto with such changes thereto as may
                               ---------
be  agreed  upon  by  Purchaser  and  the  Company  (each  an  "Indemnification
                                                                ---------------
Agreement").
---------
     (b) At or prior to the First Closing Date, the Company shall obtain directors' and officers' liability insurance policies providing an aggregate of $25,000,000 in additional coverage to the coverage provided by the Company's current directors' and officers' insurance policy (the "Additional D&O
                                                               ---------------
Policies").  The Company shall use all commercially reasonable efforts to ensure
--------
that the Additional D&O Policies shall, in addition to customary coverage, provide coverage for Purchaser and any of its Affiliates with respect to any claims brought against Purchaser or any of its Affiliates arising out of or relating to any act or omission of any director of the Company in his or her capacity as a director of the Company; provided, however, that in the event the
                                        --------  -------
Additional D&O Policies are not available to provide coverage as described in this sentence, the Company shall use commercially reasonable efforts to obtain a separate insurance policy (the "Alternative Policy") providing such coverage in
                                 ------------------
such amounts as can be obtained by the Company upon the payment of annual premiums that, when aggregated with the annual premiums paid for the Additional D&O Policies, do not exceed 200% of the annual premiums related to the Company's existing director and officer liability policies aggregating $30,000,000 in coverage. The Company shall maintain in effect the Additional D&O Policies and the Alternative Policy for so long as Purchaser is entitled to nominate members to the Board of Directors pursuant to the Shareholders Agreement.

     (c) The Company shall, from and after the date of this Agreement and until the later of (i) four years from the First Closing Date or (ii) the final resolution of all Shareholder Litigation, maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Company may substitute therefor policies no less favorable in terms and amounts of coverage so long as substitution does not result in gaps of lapses in coverage) with respect to matters occurring prior to the Second Closing Date; provided, however, that in no event shall the Company be required to expend pursuant to this Section more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance.

     (d) The Company shall amend its existing insurance coverage under the Company's current policies of directors' and officers' liability insurance, or obtain comparable replacement policies on terms no less favorable in terms of coverage and amounts than those in effect on the date hereof, so that Purchaser's purchase of the Shares pursuant to this Agreement shall not constitute a "change of control" of the Company or otherwise cause any of the Purchaser Designees or any of persons who become officers, directors or employees of the Company on or after the First Closing Date to be excluded from the coverage provided by such insurance policies.

     (e) In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 4.11. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each person entitled to indemnification or insurance coverage pursuant to this Section, his heirs, and his representatives. The rights provided such persons under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such persons may have under the Articles of Association of the Company or any other provisions herein or in other agreements.

     Section  4.12     No  Solicitation.
                       ----------------

     (a) From and after the date hereof until the earlier of the Second Closing Date or the termination of this Agreement, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (collectively, "Representatives") will, and the Company will cause
                              ---------------
the employees and Representatives of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal for a Sale Transaction, (ii) enter into any agreement with respect to any Sale Transaction or give any approval with respect to any Sale Transaction,
(iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Sale Transaction or any proposal for a Sale Transaction or (iv) release any third party from its obligations under any existing standstill agreement or arrangement relating to a proposed Sale Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its Subsidiaries; provided, however, that if at any time prior to the First Closing, the Board of
--------   -------
Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company (and its Representatives) may, in response to a proposal for a Sale Transaction not solicited on or after the date hereof, subject to compliance with Section 4.12(c), (x) furnish information with respect to the Company pursuant to a customary confidentiality agreement to any Person making such proposal and (y) participate in negotiations regarding such proposal. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Representatives with respect to any Sale Transaction existing on the date hereof. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.12(a) by the Company.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval (including, without limitation, the Board of Directors' resolution providing for such approval) of this Agreement, the Preference Share Authorization or the transactions contemplated hereby or thereby or (y) approve or recommend, or propose to approve or recommend, any Sale Transaction, except in the case of clause (x) or (y), if the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties under applicable law and then only at or after the termination of this Agreement pursuant to Section 7.1(c).

     (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.12, the Company promptly shall advise Purchaser orally and in writing of any request for information or of any proposed Sale Transaction or any inquiry with respect to or which could reasonably be expected to lead to any proposed Sale Transaction, the identity of the Person making any such request, proposed Sale Transaction or inquiry and all the terms and conditions thereof. The Company will keep Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, proposed Sale Transaction or inquiry, and Purchaser shall keep confidential such information provided to it by the Company pursuant to this
Section 4.12(c), subject to any judicial or other legal order, directions or obligation to disclose such information.

     (d) Nothing contained in this Section 4.12 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.12(b), withdraw or modify, or propose to withdraw or modify, its approval or recommendation with respect to this Agreement, the Preference Share Authorization or the transactions contemplated hereby or thereby (including, without limitation, the Board of Directors' resolution providing for such approval) or approve or recommend, or propose to approve or recommend, a Sale Transaction.

     Section  4.13     Notification  of  Certain  Matters.
                       ----------------------------------
The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to either Closing Date and (b) any failure of the Company or Purchaser to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Document.

     Section  4.14     Board  of  Directors.
                       --------------------
The Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that simultaneously with the First Closing the Board shall consist of ten directorships, six of which shall be held by the individuals listed in Schedule 4.14 of the Company's Disclosure Schedule and
                        -------------
four of which shall be vacant pending designation by Purchaser of four individuals to serve as members of the Board of Directors pursuant to the Shareholders Agreement and, as of the First Closing Date, the Company will comply with its obligations under Section 4.1 of the Shareholders Agreement. The Company shall take, or cause to be taken, such action as may be necessary or advisable to ensure that simultaneously with the First Closing each of the audit and compensation committees and the executive committee, if any, of the Board of Directors shall include one of the directors designated by Purchaser. The right of Purchaser to continue to designate nominees for election to the Board of Directors shall be subject to the conditions set forth in the Shareholders Agreement.

     Section  4.15   Financial  Advisory  Agreement;  Commitment Fee.
                     -----------------------------------------------
Simultaneously  with  the
execution  and  delivery  of  this  Agreement by the parties hereto, the Company shall  execute  and  deliver  to  Hicks,  Muse  &  Co.  Partners,  L.P. ("HMCo")
                                                                          ----
counterparts of the Financial Advisory Agreement and Purchaser shall cause HMCo to execute and deliver to the Company counterparts of the Financial Advisory Agreement.


                                     ARTICLE  V

                       CONDITIONS  PRECEDENT  TO  CLOSING
                       ----------------------------------

Section  5.1     Conditions  Precedent  to  Each  Party's  Obligation.
                 ----------------------------------------------------
The respective obligations of Purchaser and the Company to effect the transactions contemplated hereby are subject to the satisfaction on or prior to each Closing Date of the following conditions:

     (a)     Approvals.  All  Approvals  of,  or  expirations of waiting periods
             ---------
imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, including the expiration or termination of any applicable waiting period under the HSR Act.

     (b)     No  Injunctions  or  Restraints.  No  temporary  restraining order,
             -------------------------------
preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

     (c)     No  Action.  No action shall have been taken nor any statute, rule,
             ----------
or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

     (d)     NYSE  Listing.  The  Company shall have obtained the NYSE Approval.
             -------------

     Section  5.2     Conditions  Precedent  to  Obligation  of Purchaser at the
                      ----------------------------------------------------------
First  Closing. The  obligation  of  Purchaser  to  effect  the  transactions
--------------
contemplated by this Agreement to be consummated at the First Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Purchaser:

     (a)     Representations and Warranties.  The representations and warranties
             ------------------------------
of the Company set forth in this Agreement shall be true and correct in all respects (provided that, for purposes of this Section 5.2(a), any representation or warranty of the Company contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained therein) as of the date of this Agreement and as of the First Closing Date as though made on and as of the First Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and Purchaser shall have received a certificate to the foregoing effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

     (b)     Performance  of  Obligations.  The
             ----------------------------
Company shall have performed in all respects (provided that, for purposes of this Section 5.2(b), any covenant or agreement that is qualified by a materiality standard or Material Adverse Effect qualification shall be read without regard to any such qualification as if such qualification was not contained therein) all obligations required to be performed by it or them under this Agreement prior to the First Closing Date (it being understood that the Registration Statement need not have become effective as of such date) except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and Purchaser shall have received a certificate to such effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

     (c)     Consents  Under  Agreements.  Purchaser  shall  have been furnished
             ---------------------------
with evidence of (i) the consent or approval of each person that is a party to a Material Oil and Gas Contract (including evidence of the payment or any required payment) and whose consent or approval shall be required in order to permit the consummation of each of the transactions contemplated by this Agreement or to prevent a breach of such Contract or the creation of a right to terminate such Contract, (ii) all consents or approvals required under the Credit Agreements, the Indenture and the Senior Notes with respect to the consummation of each of the transactions contemplated by this Agreement or necessary to prevent a breach of any such Contracts or instruments and (iii) all other consents or approvals required to be obtained by the Company or any of its Subsidiaries with respect to the consummation of each of the transactions contemplated by this Agreement the failure of which to obtain reasonably could be expected to result in a Material Adverse Effect, and each such consent or approval shall be unconditioned.

     (d)     Legal  Opinions.  Purchaser  shall  have  received  (i) from Robert
             ---------------
Holland, general counsel of the Company and its Subsidiaries, an opinion dated the First Closing Date, in substantially the form attached as Exhibit F-1
                                                                     -----------
hereto, (ii) from W. S. Walker & Co., Cayman counsel to the Company and its Subsidiaries, or other counsel to the Company and its Subsidiaries reasonably acceptable to Purchaser an opinion dated the First Closing Date, in substantially the form attached as Exhibit F-2 hereto, (iii) from Vinson &
                                        ------------
Elkins L.L.P., corporate counsel to the Purchaser, or other counsel to Purchaser reasonably acceptable to Purchaser an opinion dated the First Closing Date, as to the enforceability of this Agreement and the Shareholders Agreement, in form and substance reasonably satisfactory to Purchaser and (iv) from Hunter & Hunter, Cayman counsel to Purchaser, an opinion dated the First Closing Date, in substantially the form attached as Exhibit F-3 hereto, each of which opinions,
                                     -----------
if requested by Purchaser, shall expressly provide that they may be relied upon by Purchaser's lenders, underwriters, or other sources of financing with respect to the transactions contemplated hereby.

     (e)     Closing  Deliveries.  All  documents,  instruments, certificates or
             -------------------
other items required to be delivered by the Company pursuant to Section 6.2(b) shall have been delivered.

     (f)     No  Issuance of Securities.  The Company shall have complied in all
             --------------------------
respects  with  the  covenants  set  forth  in  Section  4.6(b)(iii).

     (g)     Preferred  Stock  Authorization.  The  Board shall have adopted and
             -------------------------------
approved the Preferred Stock Authorization in accordance with the Companies Laws of the Cayman Islands.

     Section 5.3  Conditions Precedent to Obligations of Company at the First
                  -----------------------------------------------------------
Closing.  The  obligation of the Company to effect the transactions contemplated
-------
by this Agreement to be consummated at the First Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company:

     (a)     Representations and Warranties.  The representations and warranties
             ------------------------------
of Purchaser set forth in this Agreement shall be true and correct in all respects (provided that, for purposes of this Section 5.3(a), any representation or warranty of Purchaser contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained therein) as of the date of this Agreement and as of the First Closing Date as though made on and as of the First Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and the Company shall have received a certificate to the foregoing effect signed on behalf of Purchaser by the chief executive officer or by the chief financial officer of Purchaser.

     (b)     Performance  of  Obligations  of  Purchaser.
             -------------------------------------------
Purchaser  shall  have  performed  in  all respects
(provided that, for purposes of this Section 5.3(b), any covenant or agreement that is qualified by a materiality standard shall be read without regard to any such qualification as if such qualification was not contained therein) the obligations required to be performed by it under this Agreement prior to the First Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed on behalf of Purchaser by the chief executive officer or by the chief financial officer of Purchaser.

     (c)     Closing  Deliveries.  All  documents,  instruments, certificates or
             -------------------
other items required to be delivered by Purchaser pursuant to Section 6.2(a) shall have been delivered.

     Section  5.4     Conditions  Precedent  to  Obligation  of Purchaser at the
                      ----------------------------------------------------------
Second  Closing.   The  obligation  of  Purchaser  to  effect  the  transaction
---------------
contemplated by this Agreement to be consummated at the Second Closing is subject to the following conditions unless waived, in whole or in part, by
Purchaser:

     (a)     Consummation  of  First  Closing.  The  First  Closing  shall  have
             --------------------------------
occurred  prior  to  the  Second  Closing  Date.

     (b)     Completion  of  Rights  Offering.  The  Rights  Offering shall have
             --------------------------------
commenced and the time periods for basic and oversubscription rights shall have expired and the number of Unsubscribed Shares shall have been determined.

     (c)     Representations and Warranties.  The representations and warranties
             ------------------------------
of the Company set forth in this Agreement shall be true and correct in all respects (provided that, for purposes of this Section 5.4(c), any representation or warranty of the Company contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained therein) as of the date of this Agreement and as of the Second Closing Date as though made on and as of the Second Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and Purchaser shall have received a certificate to the foregoing effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

     (d)     Performance  of  Obligations.
             ----------------------------
The Company shall have performed in all respects (provided that, for purposes of this Section 5.4(d), any covenant or agreement that is qualified by a materiality standard or Material Adverse Effect qualification shall be read without regard to any such qualification as if such qualification was not contained therein) all obligations required to be performed by it or them under this Agreement prior to the Second Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and Purchaser shall have received a certificate to such effect signed on behalf of the Company and its Subsidiaries by the chief executive officer or by the chief financial officer of the Company.

     (e)     Legal  Opinions.  Purchaser  shall  have  received  (i) from Robert
             ---------------
Holland, general counsel of the Company and its Subsidiaries, an opinion dated the Second Closing Date, in substantially the form attached as Exhibit F-1
                                                                     -----------
hereto and (ii) from W. S. Walker & Co., Cayman counsel to the Company and its Subsidiaries, or other counsel to the Company reasonably acceptable to Purchaser, an opinion dated the Second Closing Date, in substantially the form attached as Exhibit F-2 hereto, (iii) from Vinson & Elkins L.L.P., corporate
              ------------
counsel to the Company, or other counsel to Purchaser reasonably acceptable to Purchaser, an opinion dated the Second Closing Date, as to the enforceability of this Agreement and the Shareholders Agreement, in form and substance reasonably satisfactory to Purchaser and (iv) from Hunter & Hunter, Cayman counsel to Purchaser, an opinion dated the Second Closing Date, in substantially the form attached as Exhibit F-3 hereto, each of which opinions, if requested by
              ------------
Purchaser, shall expressly provide that they may be relied upon by Purchaser's lenders, underwriters, or other sources of financing with respect to the transactions contemplated hereby.

     (f)     Closing  Deliveries.  All  documents,  instruments, certificates or
             -------------------
other items required to be delivered by the Company pursuant to Section 6.3(b) shall have been delivered.

     (g)     Board Designees.  Four individuals designated by Purchaser pursuant
             ---------------
to Section 4.1 of the Shareholders Agreement to serve as members of the Board of Directors shall have been duly elected or appointed to the Board of Directors and shall not have been removed other than at the direction of Purchaser.

     Section  5.5     Conditions  Precedent  to  Obligations  of  Company at the
                      ----------------------------------------------------------
Second  Closing.  The  obligation  of  the  Company  to  effect the transactions
---------------
contemplated by this Agreement to be consummated at the Second Closing is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company.

     (a)     Consummation  of  First  Closing.  The  First  Closing  shall  have
             --------------------------------
occurred  prior  to  the  Second  Closing  Date.

     (b)     Completion  of  Rights  Offering.  The  Rights  Offering shall have
             --------------------------------
commenced and expired and the number of Unsubscribed Shares shall have been determined.

     (c)     Representations and Warranties.  The representations and warranties
             ------------------------------
of Purchaser set forth in this Agreement shall be true and correct in all material respects (provided that, for purposes of this Section 5.5(c), any representation or warranty of Purchaser contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall be read without regard to any such qualification as if such qualifications were not contained therein) as of the date of this Agreement and as of the Second Closing Date as though made on and as of the Second Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and the Company shall have received a certificate to the foregoing effect signed on behalf of Purchaser by the chief executive officer or by the chief financial officer of Purchaser.

     (d)     Performance  of  Obligations  of  Purchaser.
             -------------------------------------------
Purchaser shall have performed in all material respects (provided that, for purposes of this Section 5.5(d), any covenant or agreement that is qualified by a materiality standard shall be read without regard to any such qualifications as if such qualification was not contained therein) the obligations required to be performed by it under this Agreement prior to the Second Closing Date except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed on behalf of Purchaser by the chief executive officer or by the chief financial officer of Purchaser.

     (e)     Closing  Deliveries.  All  documents,  instruments, certificates or
             -------------------
other items required to be delivered by Purchaser pursuant to Section 6.3(a) shall have been delivered.

                                ARTICLE  VI

                                 CLOSINGS
                                 --------


     Section 6.1     Closings.  Subject to the satisfaction or
                     --------
waiver  of  the  conditions set forth in Article V, the purchase and sale of the
Shares to be purchased by Purchaser hereunder will take place at two closings (the "Closings"). The closing of the purchase and sale of the Initial Shares
       --------
pursuant  to  Section  2.1(a)(i)  (the  "First  Closing") and the closing of the
                                         --------------
purchase and sale of the Remaining Shares pursuant to Section 2.1(a)(ii) and the Rights Offering (the "Second Closing") shall occur (a) at the offices of Vinson
                       --------------
& Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, at 10:00 a.m., local time, on the third Business Day following the satisfaction or waiver (subject to applicable Law) of each of the conditions to the obligations of the parties to effect the transactions to occur at each such Closing as set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.5, respectively; provided that Purchaser may,
                                                    --------
at Purchaser's option, extend either of the Closing Dates up to thirteen (13) Business Days after such date or (b) at such other location and time as may be mutually agreed upon by the parties hereto. The date on which the First Closing is required to take place is herein referred to as the "First Closing Date" and
                                                         ------------------
the date on which the Second Closing is required to take place is herein referred to as the "Second Closing Date." All closing transactions at the First
                    -------------------
Closing shall be deemed to have occurred simultaneously, and all closing transactions at the Second Closing shall be deemed to have occurred simultaneously.

     Section  6.2     Actions  to Occur at the First Closing.
                      --------------------------------------

     (a) At the First Closing, Purchaser shall deliver to the Company the following:

     (i)     Purchase  Price.  An  amount  equal  to  the Purchase Price for the
             ---------------
Initial  Shares  in  accordance  with  Article  II  hereof;

     (ii)     Shareholders  Agreement.  Counterparts  of  the  Shareholders
              -----------------------
Agreement  executed  by  Purchaser;

     (iii)     Monitoring  Agreement.  Counterparts  of the Monitoring Agreement
               ---------------------
executed  by  HMCo;  and

     (iv)     Certificates.  The  certificates  described in Sections 5.3(a) and
              ------------
5.3(b).

     (b) At the First Closing, the Company shall pay to HMCo the amount of $7,000,000 payable pursuant to the Financial Advisory Agreement as referred to in Section 9.5(d) and shall deliver to Purchaser (or to its designee as indicated otherwise) the following:

     (i)     Share  Certificates.  Certificates representing the Initial Shares,
             -------------------
duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and otherwise in proper form for transfer;

     (ii)     Shareholders  Agreement.  Counterparts  of  the  Shareholders
              -----------------------
Agreement  executed  by  the  Company;

     (iii)     Monitoring  Agreement.  Counterparts  of the Monitoring Agreement
               ---------------------
executed  by  the  Company;

     (iv)     Funding Fee.  The amount of $2,551,500 payable pursuant to Section
              -----------
9.5(d), paid to HMCo by wire transfer of immediately available funds to an account of HMCo (the number for which account shall have been furnished to the Company at least two Business Days prior to the Closing Date);

     (v)     Purchaser's  Expenses.  An  amount  equal  to  Purchaser's Expenses
             ---------------------
incurred through the First Closing Date in connection with the transactions contemplated hereby as provided in Section 9.5(a), by wire transfer of immediately available funds to an account of Purchaser (the amount of such costs and expenses and the number for which account shall have been furnished to the Company at least two Business Days prior to the Closing Date);

     (vi)     Certificates.  The  certificates  described in Sections 5.2(a) and
              ------------
5.2(b);

     (vii)     Consents  Under  Agreements.  The  original  of  each  consent or
               ---------------------------
approval,  if  any,  pursuant  to  Section  5.2(c);  and

     (viii)     Legal  Opinions.  The opinions of counsel referred to in Section
                ---------------
5.2(d).

     Section  6.3     Actions to Occur at the Second Closing.
                      --------------------------------------

     (a) At the Second Closing, Purchaser shall deliver to the Company the following:

     (i)     Purchase  Price.  An  amount  equal  to  the Purchase Price for the
             ---------------
Remaining  Shares  in  accordance  with  Article  II  hereof;  and

     (ii)     Certificates.  The  certificates  described in Sections 5.5(a) and
              ------------
5.5(b).

     (b) At the Second Closing, the Company shall deliver to Purchaser (or to its designee as indicated otherwise) the following:

     (i)     Share  Certificates.  Certificates  representing  the  Remaining
             -------------------
Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and otherwise in proper form for transfer;

     (ii)     Funding  Fee.  The  amount  of 2% multiplied by the product of (A)
              ------------
$70.00 and (B) the number of Remaining Shares, as provided in Section 9.5(d), paid to HMCo by wire transfer of immediately available funds to an account of HMCo (the number for which account shall have been furnished to the Company at least two Business Days prior to the Closing Date);

     (iii)     Purchaser's  Expenses.  An  amount  equal to Purchaser's Expenses
               ---------------------
incurred between the First Closing Date and the Second Closing Date as provided in Section 9.5(a), by wire transfer of immediately available funds to an account of Purchaser (the amount of such costs and expenses and the number for which account shall have been furnished to the Company at least two Business Days prior to the Closing Date);

     (iv)     Certificates.  The  certificates  described in Sections 5.4(c) and
              ------------
5.4(d);  and

     (v)     Legal  Opinions.  The  opinions  of  counsel referred to in Section
             ---------------
5.4(e).


                                      ARTICLE  VII

                                      TERMINATION
                                      -----------


     Section  7.1     Termination.  This Agreement may be
                      -----------
terminated  prior  to  either  Closing:

     (a)     by  mutual  consent  of  Purchaser  and  the  Company;

     (b)     by  either  Purchaser  or  the  Company:

     (i) in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 5.2(a) or 5.2(b), with respect to the First Closing, or Section 5.3(a) or 5.3(b), with respect to the Second Closing, as applicable, and (B) cannot be cured or, if curable, has not been cured within 20 days (the "Cure Period") following receipt by the breaching
                                -----------
party of written notice of such breach (it being acknowledged and agreed that there shall not be a Cure Period for breaches of the covenants set forth in
Section  4.12);

     (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, or ruling Purchaser and the Company shall use all commercially reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement
                --------   -------
under this clause (ii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, such order, decree, ruling or other action;

     (iii) if the First Closing shall not have occurred by the later of (A) October 31, 1998, as such date may be extended by Purchaser pursuant to Section 6.1(a), and (B) the date to which the First Closing Date is extended pursuant to
Section 6.1(b); provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the First Closing to occur on or before such date; or

     (iv) if the Second Closing shall not have occurred by the later of (A) 50 Business Days after the date on which the Registration Statement is declared effective under the Securities Act, but in no event later than February 1, 1999, as such date may be extended by Purchaser pursuant to Section 6.1(a), and (B) the date to which the Second Closing Date is extended pursuant to Section 6.1; provided, however, that the right to terminate this Agreement under this clause
(iv) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Second Closing to occur on or before such date;

     (c) by the Company if (i) the Board of Directors of the Company shall have determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to the Company's shareholders under applicable law, to terminate this Agreement and to enter into an agreement with respect to or to consummate a transaction constituting a Sale Transaction, and (ii) the Company shall have given at least five Business Days prior written notice to Purchaser advising Purchaser that the Company has received a bona fide proposal for a Sale Transaction from a third party, specifying the material terms and conditions of such proposal (including the identity of the third party) and the material terms and conditions of any agreements or arrangements to be entered into in connection with a Sale
Transaction  and  that  the  Company  intends  to  terminate  this  Agreement in accordance  with  this  Section 7.1(c); provided that the Company may not effect
                                        --------
such termination pursuant to this Section 7.1(c) unless (i) the Company shall not have breached Section 4.12 and (ii) the Company has contemporaneously with such termination tendered payment to Purchaser, or its designee, of the Termination Fee and the reimbursement of Purchaser's Expenses (if and to the extent that Purchaser has provided to the Company documentation reasonably acceptable to the Company in support of the amounts claimed) that is due Purchaser or its designee pursuant to Section 9.5; or

     (d)     by  Purchaser  if:

     (i) the Board shall have recommended to the shareholders of the Company any Sale Transaction, other than a proposal or offer by Purchaser or any of its Affiliates, or shall have resolved to do so; or

     (ii) a tender offer or exchange offer for 50% or more of the outstanding shares of Common Stock or voting securities representing 50% or more of the voting power of the outstanding capital stock of the Company (giving effect to the conversion of outstanding 8% Preference Shares to Common Stock at the rate which the 8% Preference Shares are then convertible into shares of Common Stock) is commenced (other than by the Company or its Affiliates) and the Board of Directors of the Company fails to timely recommend against the stockholders of the Company tendering their shares into such tender offer or exchange offer.

provided that Purchaser in exercising its termination rights hereunder may condition the effectiveness of such termination upon receipt of the Termination Fee and reimbursement of Purchaser's Expenses (if and to the extent that Purchaser has provided to the Company documentation reasonably acceptable to the Company in support of the amounts claimed) that are due Purchaser or its designee pursuant to Section 9.5.

     The  right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement.

     Section 7.2     Effect of Termination.
                     ---------------------
In the event of the termination of this Agreement, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of this Section 7.2, Article VIII and Sections 9.4, 9.5, 9.6, 9.9, 9.10, 9.12 and 9.13, which shall survive such termination) shall forthwith become null and void. Subject to the provisions of Section 9.5, in the event of a termination of this Agreement by either the Company or Purchaser as provided above, there shall be no liability on the part of the Company or Purchaser, except for liability arising out of a wilful breach of, or misrepresentation under, this Agreement (but in no event shall any party hereto be entitled to recover punitive damages).


                                  ARTICLE  VIII

                                 INDEMNIFICATION
                                 ---------------


     Section 8.1     Indemnification of Purchaser.
                     ----------------------------
Subject to the provisions of this Article VIII, from and after the First Closing Date the Company agrees to indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Purchaser Indemnified Costs.

     Section 8.2     Indemnification  of  Company.
                     ----------------------------
Subject to the provisions of this Article VIII, from and after the First Closing Date Purchaser agrees to indemnify and hold harmless the Company from and against any and all Company Indemnified Costs.

     Section 8.3     Defense  of  Third-Party Claims.
                     -------------------------------
An Indemnified Party shall give prompt written notice to any person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this
Section 8.3 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

     (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys' fees of one counsel (provided that if any such third-party action is brought in a jurisdiction other than Texas, the Indemnifying Party shall also pay the attorney's fees of one local counsel) to the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) counsel to the Indemnified Party shall have advised the Indemnified Party that there are defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party and that it is advisable to have those defenses asserted on behalf of Indemnified Party by separate counsel, (iv) counsel to the Indemnified Party and the Indemnifying Party shall have advised their respective clients in writing, with a copy delivered to the other party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel), or (v) the third-party action is a proceeding brought by a shareholder of the Company (in such shareholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement;

     (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party (not to be unreasonably withheld) before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the reasonable opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could reasonably be expected to have a material adverse effect on its business;

     (c) No Indemnifying Party shall, without the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

     (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action
(i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time; or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which could reasonably be expected to materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VIII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

    Section 8.4     Direct Claims.  In any case in which an
                    -------------
Indemnified  Party  seeks  indemnification  hereunder  which  is  not subject to
Section 8.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     Section 8.5     Special  provisions  Regarding  Indemnity.  Notwithstanding
                     -----------------------------------------
the  other  terms  of  this  Agreement:

     (a) Purchaser shall not be entitled to recover any Purchaser Indemnified Costs and the Company shall not be entitled to recover any Company Indemnified Costs as a result of any breach of any representation or warranty by the other party unless, in either such case, the aggregate amount thereof exceeds $2,500,000, in which event the party entitled to indemnification with respect thereto shall be entitled to recover only the amount in excess of $2,500,000; and provided, however, that the limitations of this Section 8.5(a)
                  --------  -------
shall  not apply to any Purchaser Indemnified Cost resulting from or relating to
(i) any misrepresentation or breach of the representations and warranties contained in Section 3.1(c) or (ii) the Company's knowing or willful misrepresentations or breaches of representations or warranties made as a part of or contained in this Agreement.

     (b) For purposes of determining if there has been any inaccuracy or breach of a representation or warranty for purposes of calculating Purchaser Indemnified Costs or Company Indemnified Costs, the representations and warranties contained herein that are qualified by a materiality standard or a Material Adverse Effect or Material Adverse Change qualification shall be read without regard to any such qualifications as if such qualifications were not contained therein.

     (c) The Company's maximum liability for Purchaser Indemnified Costs shall be the Purchase Price

     Section 8.6     Tax Related Adjustments.
                     -----------------------
The Company and Purchaser agree that any payment of Indemnified Costs made hereunder will be treated by the parties on their Tax Returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, any payment of Indemnified Costs is determined to be taxable income rather than adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any Taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this Section 8.5), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.


                                    ARTICLE  IX

                                   MISCELLANEOUS
                                   -------------


     Section  9.1      Survival  of Provisions.
                       -----------------------

     (a) The representations and warranties of the Company and Purchaser made herein or in any other Transaction Document and the covenants of the Company and Purchaser to be complied with on or prior to either Closing Date shall remain operative and in full force and effect pursuant to their terms, regardless of (x) any investigation made by or on behalf of Purchaser or the Company, as the case may be, or (y) acceptance of any of the Shares and payment by Purchaser therefor, until the first anniversary of the Second Closing Date.

     (b) The covenants and agreements of the Company and Purchaser contained in this Agreement to the extent that, by their terms, they are to be performed or complied with after either of the Closing Dates, including without limitation the Indemnification Agreement set forth in Article VIII hereof, will survive until the later of (i) the first anniversary of the Second Closing Date or (ii) the expiration of all applicable statute of limitations (including all periods of extension, whether automatic or permissive) affecting or applicable to any such covenant or agreement.

     (c) Any claim for indemnification for a breach of a representation, warranty or covenant hereunder shall be brought within the applicable survival period specified in Section 9.1(a) or Section 9.1(b) hereof. If a claim for indemnification is made in accordance with Article VIII hereof before the expiration of the applicable survival period set forth in Section 9.1(a) or
Section 9.1(b), as applicable, then (not withstanding such survival period) the representation, warranty, covenant or agreement applicable to such claim will survive for purposes of such claim until the resolution of such claim by final, nonappealable judgment or settlement, but only with respect to such claim.

     Section  9.2     No  Waiver;  Modification  in  Writing.
                      --------------------------------------
No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without limiting the rights that any party may have for fraud under common law, the remedies provided for herein are cumulative and are the exclusive remedies available to the Company or Purchaser at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchaser or its permitted assigns, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

     Section  9.3     Specific  Performance.
                      ---------------------
The parties recognize that in the event the Company should refuse to perform under the provisions of this Agreement or any other Transaction Document, monetary damages alone will not be adequate. Purchaser shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement or any other
Transaction Document specifically, the Company hereby waive the defense that there is an adequate remedy at law.

     Section  9.4     Severability.  If  any term or other
                      ------------
provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     Section  9.5     Fees  and  Expenses.
                      -------------------

     (a) At each Closing pursuant to Sections 6.2(b)(v) and 6.3(b)(iii), the Company shall pay to Purchaser an amount equal to the Purchaser's Expenses through the applicable Closing Date in connection with the transactions contemplated by this Agreement.

     (b) Concurrently with a termination of this Agreement by the Company or Purchaser pursuant to Sections 7.1(b)(ii), 7.1(b)(iii) or 7.1(b)(iv) (and as a condition to any such termination by the Company), by the Company pursuant to
Section 7.1(c) (and as a condition to any such termination by the Company) or by Purchaser pursuant to Section 7.1(b)(i) or 7.1(d), the Company shall pay to Purchaser by wire transfer of immediately available funds an amount equal to the Purchaser's Expenses. If the Company terminates this Agreement pursuant to
Section 7.1(b)(i), then Purchaser shall not be entitled to reimbursement of the Purchaser's Expenses. The payment of Purchasers Expenses pursuant to this
Section 9.5(b) shall not in any way limit Purchasers rights against the Company as permitted under Section 7.2 of this Agreement.

     (c) Concurrently with a termination of this Agreement by the Company pursuant to Section 7.1(c), the Company shall pay to Purchaser by wire transfer of immediately available funds an amount equal to $30,000,000 (the "Termination
                                                                     -----------
Fee").
---

     (d) If this Agreement is terminated by the Company or Purchaser pursuant to Sections 7.1(b)(ii), 7.1(b)(iii) or 7.1(b)(iv) or by Purchaser pursuant to Section 7.1(b)(i) as a result of non-willful breach of this Agreement by the Company or pursuant to Section 7.1(d), and within one year after such termination date (i) definitive documentation with respect to a Sale Transaction has been entered into or (ii) 50% or more of the outstanding Common Stock or voting securities representing 50% or more of the voting power of the outstanding capital stock of the Company (giving effect to the conversion of outstanding 8% Preference Shares to Common Stock at the rate at which the 8% Preference Shares are then convertible into shares of Common Stock) has been acquired pursuant to a tender or exchange offer in connection with a proposed Sale Transaction or, if a tender or exchange offer in connection with a proposed Sale Transaction has been commenced prior to but has not expired as of such date that is one year after such termination of this Agreement, 50% or more of the outstanding Common Stock or voting securities representing 50% or more of the voting power of the outstanding capital stock of the Company (giving effect to the conversion of outstanding 8% Preference Shares to Common Stock at the rate at which the 8% Preference Shares are then convertible into shares of Common Stock) is acquired pursuant to such tender or exchange offer, then the Company shall pay or shall cause to be paid, contemporaneously with the consummation of such Sale Transaction, to Purchaser, or its designee, an amount equal to the Termination Fee by wire transfer of immediately available funds. Notwithstanding the forgoing, Purchaser shall not be entitled to the Termination Fee pursuant to this Section 9.5(d) if this Agreement is terminated pursuant to
Section 7.1(b)(iii) and the sole unsatisfied condition to Purchaser's obligation to close shall have been the failure of the condition in Section 5.1(a) to have been satisfied as a result of the failure to obtain approval under the HSR Act or the failure of the expiration or termination of any applicable waiting period under the HSR Act to have expired.

     (e) Pursuant to the terms of the Financial Advisory Agreement, the Company will pay to HMCo a transaction fee equal to $7,000,000 by wire transfer of immediately available funds contemporaneously with the earlier to occur of
(i) the First Closing Date or (ii) the termination of this Agreement for any reason. At the First Closing, the Company also shall pay to HMCo a transaction fee in the amount of $2,551,500 by wire transfer of immediately available funds. In addition, at the Second Closing, the Company shall pay HMCo a transaction fee equal to two percent of the Purchase Price paid by Purchaser at such Second Closing, including the Purchase Price paid by Purchaser for any Shares purchased in the Rights Offering.

     (f) The payment of Purchaser's Expenses and the Termination Fee shall be paid by the Company without reservation of rights or protests and the Company upon making such payment shall be deemed to have released and waived any and all rights that it may have to recover such amounts. Nothing contained in this
Section 9.5 shall limit Purchasers rights against the Company in the event of the termination of this Agreement by Purchaser pursuant to Section 7.1(b)(i) as a result of a willful breach by the Company of this Agreement.

     Section  9.6     Parties in Interest.
                      -------------------
This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth in Section 4.11 (which is expressly intended for the benefit of the parties specified therein and shall be enforceable by any of such parties or any of their respective heirs and representatives) and Article VIII (which is intended for the benefit of all Indemnified Parties), express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section  9.7     Notices.  All  notices  and  other
                      -------
communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)     If  to  Purchaser,  to:

     HM  4  Triton,  L.P.
     c/o  Hicks,  Muse,  Tate  &  Furst  Incorporated
     200  Crescent  Court
     Suite  1600
     Dallas,  Texas  75201
     Attention:  Lawrence  D.  Stuart,  Jr.
     Facsimile:  (214)  740-7313

     with  a  copy  to:

     Vinson  &  Elkins  L.L.P.
     3700  Trammell  Crow  Center
     2001  Ross  Avenue
     Dallas,  Texas  75201
     Attention:  Michael  D.  Wortley
     Facsimile:  (214)  999-7732

     (b)     If  to  the  Company,  to:

     Triton  Energy  Limited
     c/o  Triton  Exploration  Services,  Inc.
     6688  North  Central  Expressway
     Suite  1400
     Dallas,  Texas  75206
     Attention:  Robert  Holland
     Facsimile:  (214)  691-0198
     with  a  copy  to:

     Simpson  Thacher  &  Bartlett
     425  Lexington  Avenue
     New  York,  New  York  10017
     Attention:  Robert  Friedman
     Facsimile:  (212)  455-2502

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     Section  9.8     Counterparts.        This Agreement may be
                      ------------
executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.9     Entire Agreement.       This Agreement
                     ----------------
(which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) and the other Transaction Documents constitute the entire agreement of the parties hereto and supersede all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement and the other Transaction Documents.

     Section  9.10     Governing  Law.  THIS  AGREEMENT
                       --------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS. Each of the parties hereby (a) irrevocably submits to the exclusive jurisdiction of the United States Federal District Court for the Northern District of Texas, sitting in Dallas County, Texas, the United States of America, in the event such court has jurisdiction or, if such court does not have jurisdiction, to any district court sitting in Dallas County, Texas, the United States of America, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, including any claims for indemnity pursuant to Article VIII hereof,
(b) waives, and agrees not to assert in any such suit, acting or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (ii) such suit, action or proceeding is brought in an inconvenient forum or (iii) the venue of such suit, action or proceeding is improper and (c) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding. Each of the parties consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.10 shall affect or limit any right to serve process in any other manner permitted by law.

     Section  9.11     Public Announcements.
                       --------------------
The Company, on the one hand,and Purchaser, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with or rules of any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures reasonably determined as required to be filed pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

     Section  9.12     Assignment.  Neither  this Agreement
                       ----------
nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Law or otherwise; provided, however, that upon notice to the Company, (a) Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof and (b) nothing in this Agreement shall limit Purchaser's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Purchaser without the consent of the Company. The Company shall execute an acknowledgment of such collateral assignments in such forms as Purchaser's lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Company that any such collateral assignment has been foreclosed upon, the Company shall be entitled to deal exclusively with Purchaser as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Purchaser's assigns. Any attempted assignment in violation of this Section shall be null and void.

     Section  9.13     Director  and  Officer  Liability.
                       ---------------------------------
The directors, officers, partners, members and stockholders of Purchaser, the Company and their respective Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that the Company or Purchaser may assert) other than as an assignee of this Agreement.

     Section 9.14     Headings.  The headings of this Agreement  are  for
                      --------
convenience of reference only and are not part of the substance of this Agreement.




     [The  remainder  of  this  page  is  intentionally  left  blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be  executed  by its duly authorized officer as of the date first written above.

                                         TRITON  ENERGY  LIMITED



                                         By:/s/ Robert B. Holland, III
                                            Robert  B.  Holland,  III
                                            Interim  Chief  Executive  Officer
                                            and  General  Counsel


                                         HM4  TRITON,  L.P.

                                         By: HM  Triton  G.P.,  LLC
                                             its  General  Partner



                                         By: /s/ Daniel S. Dross
                                             Daniel  S.  Dross
                                             Senior  Vice  President